Exhibit 10.1

Term Loan Agreement

dated as of

September 2, 2022

among

Alignment Healthcare, Inc.,
as Parent,

Alignment Healthcare Holdco 1, LLC,
as Healthcare Holdco,

Alignment Healthcare Holdco 2, LLC,
as Holdings,

Alignment Healthcare USA, LLC,
as Borrower,

the Guarantors from time to time party hereto,

the Lenders from time to time party hereto

and

Oxford Finance LLC,
as Administrative Agent and Collateral Agent

U.S. $250,000,000

Table of Contents

Section Heading Page

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-iii-

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Schedules and Exhibits

Schedule 1 — Commitments

Schedule 1.01(a) — Funding Accounts

Schedule 1.01(b) — CMS Agreements

Schedule 1.01(c) — Healthcare Subsidiaries

Schedule 3.01(a) — Term Loan Amortization

Schedule 7.03(a) — Consent and Approval Exceptions

Schedule 7.06 — Certain Litigation

Schedule 7.12 — Information Regarding Subsidiaries and Managed Companies

Schedule 7.15 — Restrictive Agreements

Schedule 7.16 — Real Property

Schedule 7.17 — Pension Matters

Schedule 7.20(e) — Management Services Documents

Schedule 7.20(f) — Healthcare Subsidiary Management Agreements

Schedule 9.01(b) — Existing Indebtedness

Schedule 9.02(b) — Existing Liens

Schedule 9.05 — Existing Investments

Schedule 9.10 — Transactions with Affiliates

Schedule 9.14 — Permitted Sales and Leasebacks

Schedule 13.02 — Notice Information

Exhibit A — Form of Guarantee Assumption Agreement

Exhibit B — Form of Notice of Borrowing

Exhibit C‑1 — Form of U.S. Tax Compliance Certificate

Exhibit C‑2 — Form of U.S. Tax Compliance Certificate

Exhibit C‑3 — Form of U.S. Tax Compliance Certificate

Exhibit C‑4 — Form of U.S. Tax Compliance Certificate

Exhibit D — Form of Compliance Certificate

Exhibit E — Form of Landlord Consent

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Term Loan Agreement, dated as of September 2, 2022 (this “Agreement”), among Alignment Healthcare, Inc., a Delaware corporation (“Parent”), Alignment Healthcare Holdco 1, LLC, a Delaware limited liability company (“Healthcare Holdco”), Alignment Healthcare Holdco 2, LLC, a Delaware limited liability company (“Holdings”), Alignment Healthcare USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party hereto, the Lenders from time to time party hereto and Oxford Finance LLC, a Delaware limited liability company (“Oxford”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, “Administrative Agent”).

Witnesseth:

On the Closing Date, Borrower has requested that the Lenders extend credit in the form of Initial Term Loans in an aggregate principal amount equal to the Initial Term Loan Commitment (as defined herein) and, after the Closing Date, extend Delayed Draw Term Loans (as defined herein) from time to time during the DDTL Availability Period (as defined herein), in an aggregate principal amount not to exceed the DDTL Commitment (as defined herein).

The Lenders are willing to extend such credit to Borrower on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

Section 1.01. Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Accounting Change Notice” has the meaning set forth in Section 1.04(a).

“Act” has the meaning set forth in Section 13.17.

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take‑over bid, tender offer, amalgamation, merger, purchase or license of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or product, or any division, product or line of business or all or substantially all of the assets of any Person engaged in any business or any division, product or line of business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Additional Amount” means the lesser of (x) $25,000,000, and (y) the aggregate unused amount of the dollar limitations set forth in the final proviso to Section 9.05(k) (with respect to Controlled JV Investments) and the final proviso to Section 9.05(l) (with respect to additional Investments); provided that, to the extent Borrower or its Subsidiaries utilizes all or any portion of the Additional Amount as a component of the Cash on Hand Acquisition Cap in connection with the making of a Cash on Hand Acquisition, such utilization shall be deemed to be a usage of the dollar limitation set forth in either the final proviso to Section 9.05(k) (with respect to Controlled JV Investments) or the final proviso to Section 9.05(l) (with respect to additional Investments) and Borrower shall promptly identify in writing to Administrative Agent its election of either Section 9.05(k) or 9.05(l), and the available amount for Investment under each such Section shall be correspondingly reduced.

“Affected Lender” has the meaning set forth in Section 2.06(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introduction hereto.

“Alignment‑CMS Agreement” means each agreement between the Centers for Medicare & Medicaid Services (“CMS”) and a Healthcare Subsidiary, as in effect from time to time. As of the Closing Date, each material Alignment-CMS Agreement is set forth on Schedule 1.01(b) attached hereto.

“Anti‑Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor, its Subsidiaries or Affiliates from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti‑Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to an Obligor, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transaction Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§5311‑5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951‑1959), in each case as amended, and the rules and regulations thereunder.

“Applicable Amortization Percentage” means, for any date, the percentage set forth opposite such date on Schedule 3.01(a).

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means a rate per annum equal to six and one-half percent (6.50%).

“Approved Fund” means (a) any Person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender, or (b) any Person (other than a natural person) which temporarily warehouses loans, or provides financing or securitizations, in each case, for any Lender or any entity described in the preceding clause (a).

“Asset Sale” has the meaning set forth in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale (other than any Asset Sale permitted under Section 9.09 (other than Section 9.09(g)), net of (i) any bona fide costs incurred in connection with such Asset Sale and (ii) any income, sales, use, transfer or other transaction Taxes paid or payable (to the extent reserved for under GAAP) as a result thereof, and Tax Distributions in respect thereof.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Term SOFR” (or any similar or analogous definition, including any concept or definition of “interest period”) pursuant to Section 3.04(d).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrower, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Party” has the meaning set forth in Section 13.03(b).

“Borrowing” means a borrowing consisting of Term Loans made on the same day by the Lenders according to their respective Commitments.

“Borrowing Date” means the date of a Borrowing.

“Budget” has the meaning set forth in Section 8.01(f).

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Capital Expenditures” means, for any period, the aggregate expenditures of the Combined Group on a consolidated basis during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected as capital expenditures, other than amounts financed under capital leases.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP; provided that any lease that would be characterized as an operating lease in accordance with GAAP on the Closing Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a capital lease) for purposes of this Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a capital lease.

“Cash on Hand Acquisition Cap” means, as of any date of determination, the sum of (i) $100,000,000 plus (ii) the available Additional Amount at such time.

“Cash on Hand Available Amount” means, as of any date of determination, (i) the Cash on Hand Acquisition Cap minus (y) the aggregate cash consideration applied under subclause (y) of clause (h) of the definition of Permitted Acquisitions.

“CCP” has the meaning set forth in Section 8.16(c).

“Change of Control” means:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) any Sponsor) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) the failure of Parent, directly or indirectly, to own all of the Equity Interests of Healthcare Holdco; or

(c) the failure of Healthcare Holdco, directly or indirectly, to own all of the Equity Interests of Holdings; or

(d) the failure of Holdings, directly or indirectly through wholly‑owned Subsidiaries that are Guarantors, to own all of the Equity Interests of Borrower; or

(e) the failure of Borrower, directly or indirectly through wholly‑owned Subsidiaries that are Guarantors, to own all of the Equity Interests of each of its Subsidiaries, except as a result of a transaction permitted hereunder.

“Claims” means any claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Closing Date” means September 2, 2022.

“CMS” has the meaning given to such term in the definition of “Alignment‑CMS Agreement”.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).

“Combined Group” means, collectively at any date, Parent and its Subsidiaries and any Managed Company consolidated with Parent in its consolidated financial statements if such statements were prepared as of such date.

“Commitments” means the collective reference to, and “Commitment” means, as to each Lender, the amount of the commitment for such Lender set forth opposite the name of such Lender on the Schedule 1 to this Agreement or in the an Assignment and Assumption to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Section 13.05 or any other applicable provision of this Agreement, and includes the Initial Term Loan Commitment and the DDTL Commitment.

“Commodity Account” has the meaning set forth in the Security Agreement.

“Compliance Certificate” has the meaning given to such term in Section 8.01(d).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to any period and with respect to the Combined Group on a consolidated basis, the “Adjusted EBITDA” calculated and used in the presentation of Parent’s most recent financial statements or disclosures filed in SEC Documents.

“Consolidated Excess Cash Flow” means, with respect to any period and with respect to the Combined Group determined on a consolidated basis in accordance with GAAP the result of:

(a) the sum (without duplication) of the following:

(i) Consolidated EBITDA, plus

(ii) the amount of any decrease in Net Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such decreases arising from Acquisitions or dispositions by the Combined Group completed during such period or the application of purchase accounting), minus

(b) the sum (without duplication) of each of the following, to the extent actually paid in cash during such fiscal period and to the extent included in or otherwise increasing Consolidated EBITDA:

(i) any scheduled and mandatory principal payments made in respect of the Term Loan and in respect of other Funded Indebtedness (excluding mandatory prepayments based on the Consolidated Excess Cash Flow, but including (A) the principal component of payments in respect of Capital Lease Obligations, (B) the amount of any scheduled amortization of Term Loans and (C) the amount of a mandatory prepayment of Term Loans in respect of Asset Sales required under this Agreement, to the extent the proceeds of such Asset Sales are included in or otherwise increase Consolidated EBITDA), plus

(ii) Consolidated Interest Expense, plus

(iii) Federal, state, local and foreign income Taxes paid in cash during such period, plus

(iv) Net Capital Expenditures paid in cash during such period (net of (A) any proceeds reinvested in accordance with Section 3.03(b) hereof, and (B) any proceeds of related financings with respect to such expenditures), plus

(v) the amount of any increase in Net Working Capital for such period, plus

(vi) the aggregate amount of cash consideration paid by the Combined Group or any of its Subsidiaries (on a consolidated basis) in connection with Permitted Acquisitions and other Investments made during such period which are permitted under this Agreement (and, to the extent the cash consideration is paid from sources other than balance sheet cash, to the extent that such sources of cash are included in or otherwise increase Consolidated EBITDA), plus

(vii) the amount of Restricted Payments (including, for the avoidance of doubt and without duplication of amounts deducted pursuant to clause (iii) above, Tax Distributions) otherwise permitted to be made during such period under this Agreement and actually paid in cash during such period (on a consolidated basis) by the Combined Group or any of its Subsidiaries, plus

(viii) cash expenditures in respect of any Hedging Agreement during such period to the extent not deducted in arriving at such Consolidated EBITDA, plus

(ix) transaction costs or charges paid during such period in respect of any Specified Transaction, plus

(x) aggregate cash payments made during such period to satisfy Permitted Earn-Outs and similar obligations then due and payable by their terms to the extent such earn-outs or other similar obligations are (A) added back in the calculation of Consolidated EBITDA for such period and (B) otherwise permitted under this Agreement, plus

(xi) the amount related to items that were added to or not deducted from net income in calculating Consolidated EBITDA to the extent such items represented a cash payment (which had not reduced Consolidated Excess Cash Flow upon the accrual thereof in a prior period), or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such fiscal period; plus

(xii) amounts paid in cash during such period on account of (A) items that were accounted for as non-cash reductions of net income in determining Consolidated EBITDA of the Borrower and its Subsidiaries in a prior period and (B) reserves or accruals established in purchase accounting; plus

(xiii) during such period, amounts set aside, earmarked, segregated or otherwise reserved for future or planned corporate activities, including without limitations any Investments permitted under Section 9.05, Permitted Acquisitions, corporate restructuring, new market development, new product activities, research and development activities or capital expenditures; provided that, for any period, the aggregate amount deducted from the calculation of Consolidated Excess Cash Flow pursuant to this clause (xiii) for the previous period and which was not actually applied to such purpose during such period shall be included in the calculation of Consolidated Excess Cash Flow for such period.

“Consolidated Interest Expense” means, for any period, the sum of total consolidated interest expense calculated and used in the presentation of Parent’s most recent financial statements or disclosures filed in SEC Documents.

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in Section 957(a) of the Code.

“Controlled JV Investments” means Investments made by any Obligor or any of its Subsidiaries in non-wholly owned Subsidiaries that are not Obligors and with respect to which, either (i) a sale of the Equity Interests therein by such Obligor or Subsidiary or any of its direct or indirect parent company would not require the consent of the relevant joint venture partner or (ii) the applicable Obligor or the applicable Subsidiary that holds an Equity Interest in the relevant Person has a customary, bona fide “drag-along”, customary “put-call”, or similar customary right to cause its joint venture partner(s) to transfer its or their

Equity Interest(s) in such Person in connection with a transfer by such Obligor or such Subsidiary of its or their Equity Interest(s) in such Person without the consent of the relevant joint venture partner(s) (other than a consent conditioned on such transfer resulting in the return of not less than such joint venture partner’s initial capital contribution); provided that, such Investment must be in a business permitted under Section 9.04 and not violate Section 9.10.

“Copyright” has the meaning set forth in the Security Agreement.

“Credit Facility” means the aggregate commitment of Lenders in an amount equal to $250,000,000 to (a) make the Initial Term Loan pursuant to Section 2.01 of this Agreement and (b) make Delayed Draw Term Loans pursuant to Section 2.02 of this Agreement.

“Current Assets” means, as at any date of determination, the total current assets of the Combined Group (other than cash and Permitted Cash Equivalent Investments) which may properly be classified as current assets on a balance sheet of the Combined Group on a consolidated basis in accordance with GAAP.

“Current Liabilities” means, as at any date of determination, the total current liabilities of the Combined Group which may properly be classified as current liabilities (other than the current portion of the Term Loan) on a balance sheet of the Combined Group on a consolidated basis in accordance with GAAP; provided, however, that Current Liabilities shall exclude the current portion of any Funded Indebtedness (including, without limitation, the Term Loans) then outstanding.

“DDTL Availability Period” means the period commencing on the Closing Date through and including the DDTL Commitment Termination Date.

“DDTL Commitment Termination Date” means the earlier of September 2, 2025 and the date on which the full amount of the DDTL Commitment has been borrowed or otherwise terminated or reduced to zero in accordance with the terms hereof.

“DDTL Commitments” means, with respect to any Lender, the Commitment of such Lender to make Delayed Draw Term Loans to Borrower pursuant to the terms of Section 2.02 of this Agreement and subject to the conditions of Section 6.02 of this Agreement, in the amount set forth opposite the name of such Lender on Schedule 1 hereto or in an Assignment and Assumption executed by such Lender and, with respect to all Lenders, the aggregate Commitments of such Lenders to make Delayed Draw Term Loans to Borrower; provided that the aggregate DDTL Commitment shall at no time exceed the DDTL Maximum. The principal amount of each Delayed Draw Term Loan made by a Lender shall permanently reduce such Lender’s DDTL Commitment. Any unused amount of the DDTL Commitment shall terminate on the last day of the DDTL Availability Period.

“DDTL Funding Date” has the meaning given to such term in Section 2.02(c) of this Agreement.

“DDTL Maximum” means Eighty Five Million Dollars ($85,000,000).

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Defaulting Lender” means, subject to Section 2.05, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified Borrower or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Delayed Draw Term Loans” means the loans and advances made from time to time during the DDTL Availability Period to or for the account of Borrower by Lenders with DDTL Commitments, pursuant to Section 2.02 of this Agreement.

“Deposit Account” is defined in the Security Agreement.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by their terms, or by the terms of any security into which they are convertible or for which they are putable or exchangeable, or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior indefeasible repayment in full in cash of the Term Loans and all other Obligations that are accrued and payable and the termination or expiration of the Commitments) pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior indefeasible repayment in full in cash of the Term Loans and all other Obligations that are accrued and payable and the termination or expiration of the Commitments), in whole or in part, or otherwise has any distributions or other payments which are mandatory or otherwise required at any time (other than distributions or payments in Equity Interests that do not constitute Disqualified Equity Interests), in each case prior to the date 91 days after the Stated Maturity Date or (b) are convertible into or exchangeable (unless at the sole option of the issuer thereof) for (x) debt securities or (y) any Equity Interest referred to in clause (a) above; provided, however, that, if such Equity Interests are issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” means lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary of Parent that is a U.S. Person.

“ECF Percentage” means, for any fiscal year of Borrower, (a) if the Total Leverage Ratio as of the end of such fiscal year was equal to or greater than 2.00 to 1.0, 25% or (b) if the Total Leverage Ratio as of the end of such fiscal year was less than 2.00 to 1.0, 0%.

“Eligible Transferee” means and includes (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person who is a commercial bank, an insurance company, a finance company, a financial institution, any investment fund that invests in loans or any other “accredited investor” (as defined in Regulation D under the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided that so long as no Event of Default pursuant to Section 11.01(a) or (b) or Section 11.01(h), (i) or (j) has occurred and is continuing, no Ineligible Institution shall be an Eligible Transferee.

“Employee Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling or exposure to, Hazardous Materials, and all local laws and regulations related to environmental matters and any specific agreements or restrictions entered into with any competent authorities which include commitments related to environmental matters.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, any Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or any Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph

(9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (f) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Title IV Plan or Multiemployer Plan is considered an at‑risk plan or a plan in endangered to critical status within the meaning of Sections 430 and 432 of the Code or Sections 303 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (j) with respect to a Title IV Plan or Multiemployer Plan, the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (l) the occurrence of a non‑exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (m) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (n) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (o) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (p) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (q) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor pursuant to Title I or IV or any ERISA Affiliate thereof pursuant to Title IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code (as applicable); or (r) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post‑employment welfare benefits in a manner that would increase the liability of any Obligor.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Erroneous Payment” has the meaning set forth in Section 12.12.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the rate at which any currency (the “Pre‑Exchange Currency”) may be exchanged into another currency (the “Post‑Exchange Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (Eastern Time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre‑Exchange Currency into such Post‑Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Borrower and Administrative Agent or, in the absence of such agreement, such Exchange Rate shall instead be determined by Administrative Agent by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is (i) a Controlled Foreign Corporation or (ii) a Foreign Subsidiary owned by a Subsidiary described in clause (i).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction (or any political subdivision thereof) imposing such Tax, or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a Requirement of Law in effect on the date that (i) such Lender acquired such interest in the Term Loans or Commitments (other than pursuant to an assignment request by Borrower under Section 5.03(j)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any withholding Taxes imposed under FATCA, and (d) Taxes attributable to such Recipient’s failure to comply with Section 5.03(g).

“Existing CRG Facility” means the Term Loan Agreement, dated as of August 21, 2018, among CRG Servicing LLC, Borrower and the guarantors party thereto, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Health Care Program” has the meaning as set forth at 42 U.S.C. § 1320a‑7b(f).

“Fee Letter” means that fee letter agreement dated as of the Closing Date between Borrower and Administrative Agent.

“Financing Transaction” has the meaning set forth in Section 13.05(b).

“First‑Tier Foreign Subsidiary” means an Excluded Foreign Subsidiary that is a direct Subsidiary of an Obligor.

“Floor” means a rate of interest equal to 1.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of Parent that is not a U.S. Person.

“Funded Indebtedness” means, at any date, the aggregate outstanding principal amount of all Indebtedness (excluding obligations described in clauses (c), (d) (with respect to clause (d), only until such time as such obligations described therein are due and payable), (e) and (i) of the definition thereof) of the Combined Group on a consolidated basis.

“Funded Indebtedness to Revenue Ratio” means, as of any date, the quotient (expressed as a ratio) obtained by dividing (a) the Funded Indebtedness as of such date of determination by (b) Revenue for the trailing twelve month period ending on such date of determination.

“Funded Investment” means any Investment (other than an Investment constituting an Acquisition) in a joint venture by Parent or any Subsidiary thereof financed with any combination of (i) proceeds of Equity Interests (not constituting Disqualified Equity Interests) or Permitted Convertible Debt issued by Parent, Holdings or Borrower in conjunction with such Investment, (ii) any unused amount of the dollar limitations set forth in Section 9.05(l), (iii) contribution of Equity Interests and/or (iv) proceeds of Delayed Draw Term Loans incurred at the time of such Investment.

“Funding Account” means the Deposit Account of Borrower identified on Schedule 1.01(a) (or such other Deposit Account of Borrower that has been designated as such by Borrower to Administrative Agent in writing signed by a Responsible Officer).

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial

Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02 and the proviso to the definition of “Capital Lease Obligations”, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law‑, rule‑ or regulation‑making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor” hereunder.

“Guaranteed Obligations” has the meaning set forth in Section 14.01.

“Guarantors” means, collectively, Parent, Healthcare Holdco, Holdings and the Subsidiary Guarantors.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by‑product, pollutant, contaminant or material which is hazardous or toxic, and includes (a) asbestos, lead, medical waste, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Health Care Laws” means, to the extent applicable to Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company and its business operations, the following, including applicable Governmental Authority guidance related thereto: (a) all state and federal health care fraud and abuse laws and regulations, including: (i) the Anti‑Kickback Statute, 42 U.S.C. § 1320a‑7b, 42 C.F.R. § 1001.952, (ii) the Civil Monetary Penalties Law, 42 U.S.C. § 1320a‑7a, (iii) the federal physician self‑referral prohibition, 42 U.S.C. § 1395nn, 42 C.F.R. § 411.351 et seq., (iv) the False Claims Act, 31 U.S.C. § 3729 et seq.; and (v) state laws relating to fee‑splitting, the corporate practice of medicine and the licensure and registration of health care providers; (b) the statutes, rules and regulations applicable to Medicare, the statutes, rules and regulations applicable to Medicaid and any other federal and state laws, and regulations related to billing or claims for reimbursement submitted to any other Third Party Payor Program; (c) HIPAA and other federal and state privacy laws and regulations; (d) any and all federal and state laws, rules, and regulations relating to health plans, health insurance, coordination of patient care, third party administrators, utilization review, and provider risk sharing arrangements; (e) all state laws and regulations relating to the operation of pharmacies, the repackaging of drug products, the wholesale distribution of prescription drugs or controlled substances, the dispensing of prescription drugs or controlled substances and the labeling, packaging, advertising or adulteration of prescription drugs or controlled substances; (f) all federal and state laws regulating disposal of medical waste and radioactive waste; (g) all applicable certificate of need laws; and (h) any other federal or state laws and regulations pertaining to the delivery or payment for health care services applicable to Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company, each of (a) through (h) as any of the foregoing as may be amended from time to time.

“Health Care Permit” means all governmental licenses, authorizations, registrations, permits, consents, certificates of need and approvals (a) issued or required under Health Care Laws necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, management, coordination, administration, distribution or delivery of goods or services under Health Care Laws to the extent applicable to the business of Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company and/or (b) issued or required under Health Care Laws applicable to the ownership or operation of Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company.

“Healthcare Holdco” has the meaning set forth in the introduction hereto.

“Healthcare Subsidiary” means any Subsidiary of Borrower that is subject to orders or regulations governing managed care organizations or is a healthcare entity required by a federal or state regulatory authority to maintain cash reserves or positive net worth balances or subject to federal or state regulations that restrict changes in ownership or control, asset transfers or dividend payments or other distributions by such person to its affiliates, including those identified by Borrower to Administrative Agent on or prior to the Closing Date. As of the Closing Date, the only Healthcare Subsidiaries are those set forth on Schedule 1.01(c) attached hereto.

“Healthcare Subsidiary Management Agreements” means (a) those management and administrative services agreements by and between Borrower or any other Subsidiary, on the one hand, and any Healthcare Subsidiary, as delivered to Administrative Agent as required by Section 7.19 and (b) any other similar management and administrative and/or business services agreement entered into after the Closing Date between Borrower or any other Subsidiary and any Healthcare Subsidiary pursuant to which Borrower or such other Subsidiary agrees to provide management, administrative and/or operational support services to such Healthcare Subsidiary on or after the Closing Date, in each case of clause (a) and (b), as the same may be amended, restated or otherwise modified from time to time as permitted by the terms of this Agreement.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. Notwithstanding the foregoing, to the extent entered into in connection with Permitted Convertible Debt, Permitted Bond Hedge Transactions and Permitted Warrant Transactions shall not constitute a Hedging Agreement.

“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104‑191) and (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and all regulations promulgated from time to time under each of these statutes, including, without limitation, 45 C.F.R. Parts 160, 162 and 164, as all such statutes and regulations may be amended from time to time.

“HIPAA Compliant” shall mean that the applicable Person is in material compliance with each of the applicable requirements of HIPAA, and is not and would not reasonably be expected to become the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews) conducted by any Governmental Authority that would result in any of the foregoing or that would reasonably be expected to result in a Material Adverse Change.

“Holdings” has the meaning set forth in the introduction hereto.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness or other obligations of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) obligations under any Hedging Agreement currency swaps, forwards, futures or derivatives transactions, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests; provided that “Indebtedness” shall not include (A) purchase price holdbacks arising in the ordinary course of business or consistent with past practice or industry norm in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (B) earn‑out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (C) prepaid or deferred revenue, (D) obligations in respect of Third Party Funds and (E) any stock appreciation right plan and related obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute Indebtedness.

“Indemnified Party” has the meaning set forth in Section 13.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Institution” means (i) the persons identified as, and to the extent readily ascertainable by Administrative Agent, funds managed by persons identified as, “Disqualified Lenders” in writing to Administrative Agent by Borrower, and accepted by Administrative Agent, on or prior to the Closing Date and (ii) any operating company that provides insurance services in direct competition with Parent and the Subsidiaries and as identified in writing to Administrative Agent by Borrower from time to time by delivery of a notice thereof to Administrative Agent setting forth such person or persons (or the person or persons previously identified to Administrative Agent that are to be no longer considered Ineligible Institutions); provided that no such updates pursuant to this clause (ii) shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Term Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Ineligible Institutions.

“Initial Term Loan” means the initial term loan in the initial principal amount of One Hundred Sixty Five Million Dollars ($165,000,000) made by Lenders to Borrower on the Closing Date on the terms and conditions set forth in Section 6.01 of this Agreement.

“Initial Term Loan Commitment” means, with respect to any Lender, the Commitment of such Lender to make a portion of the Initial Term Loan to Borrower on the Closing Date pursuant to the terms of 2.01 of this Agreement and subject to the conditions of Section 6 of this Agreement, in the amount set forth opposite the name of such Lender on the Schedule 1 hereto and, with respect to all Lenders, the aggregate Commitments of Lenders to make the Initial Term Loan to Borrower on the Closing Date in the aggregate amount of One Hundred Sixty Five Million Dollars ($165,000,000). The Initial Term Loan Commitment shall terminate on the Closing Date immediately upon the making of the Initial Term Loan.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding‑up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyrights, and Technical Information, whether registered or not, domestic and foreign. Intellectual Property shall include all:

(a) applications or registrations relating to such Intellectual Property;

(b) rights and privileges arising under Applicable Laws with respect to such Intellectual Property;

(c) rights to sue for past, present or future infringements of such Intellectual Property; and

(d) rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest Period” means, with respect to each Borrowing, (a) initially, the period commencing on and including the Borrowing Date thereof and ending on and excluding the next Payment Date, and, (b) thereafter, each period beginning on and including the last day of the immediately preceding Interest Period and ending on and excluding the next succeeding Payment Date.

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Knowledge” or “knowledge” means, with respect to any Person, the actual knowledge of any Responsible Officer of such Person and, in the case of Borrower, so long as he or she is employed by Borrower or its Subsidiaries, the actual knowledge of John Kao and Thomas Freeman, so long as such Person is an officer of Borrower.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit E.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person listed as a “Lender” on a signature page hereto, together with its successors, and each permitted assignee of a Lender pursuant to Section 13.05(b).

“Licensed Personnel” has the meaning set forth in Section 7.19(b)(ii).

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right‑of‑way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Limited Condition Acquisition” means any Permitted Acquisition by Parent or one or more of its Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing; provided that in the event the consummation of any such acquisition shall not have occurred on or prior to the date that is 120 days after the date the acquisition agreement with respect to such Permitted Acquisition is executed and effective, such acquisition shall no longer constitute a Limited Condition Acquisition for any purpose hereunder.

“Liquidity” means the balance of unencumbered (other than by Liens described in Section 9.02(a)) cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case to the extent held in an account over which the Secured Parties have a perfected security interest.

“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Security Documents, the Perfection Certificate, any subordination agreement or any intercreditor agreement entered into by Administrative Agent (on behalf of the Lenders) with any other creditors of Obligors or any agent acting on behalf of such creditors, and any other present or future document, instrument, agreement or certificate executed by Obligors and delivered to Administrative Agent or any Secured Party in connection with or pursuant to this Agreement or any of the other Loan Documents, all as amended, restated, supplemented or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments then in effect and the outstanding principal amount of the Term Loans, ignoring, in such calculation, the Commitments of and outstanding Loans owing to any Defaulting Lender; provided, that at any time there are two or more non-Defaulting Lenders that are not under common Control, “Majority Lenders” must include at least two Lenders that are not under common Control. For purposes this definition, a Lender and its Approved Funds shall be considered under common Control.

“Managed Company” means any Person (other than an Obligor) that is engaged in the delivery of health care services to patients, including without limitation any health care or medical clinic or practice, or Person (other than an Obligor) owning or operating any such Person, for which Parent or any of its

Subsidiaries performs management, administrative and/or business services pursuant to Management Services Documents, whether now in effect or entered into after the Closing Date as permitted by, and pursuant to the terms of, the Loan Documents. As of the Closing Date, the only Managed Companies are those set forth on Schedule 7.12 attached hereto.

“Management Services Agreement” means (a) those management or service agreements by and between Parent or any of its Subsidiaries, on the one hand, and any Managed Company, as delivered to Administrative Agent as required by Section 7.19 and (b) any other similar management or administrative and/or business services agreement entered into after the Closing Date between Parent or a Subsidiary thereof and any Managed Company pursuant to which Parent or such Subsidiary agrees to provide management, administrative and/or business services to such Managed Company on or after the Closing Date, in each case of clause (a) and (b), as the same may be amended, restated or otherwise modified from time to time as permitted by the terms of this Agreement. For clarity, Management Services Agreements do not include any agreements entered into in the ordinary course of business involving Parent or any Subsidiary thereof (i) providing or arranging for institutional, professional or ancillary participating provider services for members or enrollees of any Medicare Advantage health plan by a Healthcare Subsidiary or Medicare Advantage sponsor or payer, or (ii) providing or implementing Care As A Service or CAAS programs for any Person.

“Management Services Documents” means, collectively, the Management Service Agreements, the Stock Transfer Restriction Agreements, any agreements (other than the Management Services Agreements) which set forth any funding or financing arrangements between Parent or its Subsidiaries and any Managed Company, whether executed and delivered on or after the Closing Date, any employee lease agreements between Parent or its Subsidiaries and any Managed Company, whether executed and delivered on or after the Closing Date, and all other agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith and to which Parent or any of its Subsidiaries is a party, all of the foregoing as amended, restated or otherwise modified from time to time as permitted by the terms of this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common Equity Interests of Parent on the Business Day on which occurs the market launch of Indebtedness permitted pursuant to Section 9.01(q) multiplied by (b) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding such market launch date (or, if such common Equity Interests have only been traded on such securities exchange for a period of time that is less than 30 consecutive trading days, such shorter period of time).

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (a) the business, financial condition, operations, performance or Property of Parent and its Subsidiaries taken as a whole, (b) the ability of the Obligors taken as a whole to perform their obligations under the Loan Documents or (c) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of Administrative Agent or any Lender under any of the Loan Documents.

“Material Agreements” means any agreement with CMS that contributes, or is necessary in connection with generating, more than 30% of Revenue of Parent, its Subsidiaries and the Managed Companies, on a consolidated basis, in the immediately preceding twelve‑month period.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $2,500,000 (or the Equivalent Amount in other currencies).

“Maturity Date” means the earlier to occur of (a) the Stated Maturity Date, and (b) the date on which the Term Loans are accelerated pursuant to Section 11.02.

“Maximum Rate” has the meaning set forth in Section 13.18.

“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the provisions of Title XIX of the Social Security Act, codified at 42 U.S.C. §§ 1396 et seq., including without limitation any federally approved Medicaid waiver program.

“Medicare” means the program of health benefits for the aged and certain disabled individuals and certain individuals with end‑stage renal disease administered by CMS pursuant to the provisions of Title XVIII of the Social Security Act, codified at 42 U.S.C. §§ 1395 et seq.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Capital Expenditures” means, for any period, the aggregate of all Capital Expenditures that are made in cash during such period; provided that “Net Capital Expenditures” shall not include (i) amounts expended or capitalized under capital leases or financed with the proceeds of Indebtedness permitted pursuant to Section 9.01(h), (ii) the purchase price of any goods that are purchased simultaneously with the trade in of existing goods to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller for such existing goods being traded in at such time, and (iii) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Obligor).

“Net Cash Equity Proceeds” means, with respect to any Permitted Acquisition or Investment, the net cash proceeds of Qualified Equity Interests issued by Parent or Holdings to finance all or a portion of such Permitted Acquisition or Investment effected substantially concurrently with such Permitted Acquisition or Investment.

“Net Working Capital” means, as of any date of determination, Current Assets as of such date minus Current Liabilities as of such date.

“Non‑Consenting Lender” has the meaning set forth in Section 2.06(a).

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to Administrative Agent, any Lender or any other indemnitee hereunder, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Obligor is Borrower, all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post‑filing or post‑petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document. Notwithstanding the foregoing, Obligations shall not include any obligations under any warrant or other equity instrument, other than Disqualified Equity Interests.

“Obligor Intellectual Property” means Intellectual Property owned by or licensed to any of the Obligors.

“Obligors” means, collectively, Borrower, Parent, Healthcare Holdco, Holdings and the Subsidiary Guarantors and their respective successors and permitted assigns.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(j)).

“Oxford” has the meaning set forth in the introduction hereto.

“Paid in Full” or “paid in full” (or any corollary thereof, i.e., “Payment in Full” or “payment in full”) has the meaning set forth in Section 1.03.

“Parent” has the meaning set forth in the introduction hereto.

“Participant” has the meaning set forth in Section 13.05(e).

“Participant Register” has the meaning set forth in Section 13.05(f).

“Patents” has the meaning set forth in the Security Agreement.

“Payment Date” means each January 1, April 1, July 1, October 1 and the Maturity Date, commencing on the first such date to occur following the Closing Date; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means that certain Perfection Certificate, dated as of the Closing Date delivered by the Obligors to Administrative Agent.

“Permitted Acquisition” means any Acquisition by Parent or any of its wholly‑owned Subsidiaries, whether by purchase, merger or otherwise; provided that:

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided that for any such acquisition that is a Limited Condition Acquisition, the condition in this clause (a) shall be satisfied so long as (x) on the date the applicable acquisition agreement is executed and effective, no Default or Event of Default shall exist and (y) at the time the applicable acquisition is consummated, no Event of Default under Section 11.01(a) or (b) or Section 11.01(h), (i) or (j) shall exist;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all Applicable Laws and in conformity with all applicable Governmental Approvals;

(c) in the case of the acquisition of at least a majority of the Equity Interests of such Person, the Equity Interests acquired, or otherwise issued by such Person or any newly formed Subsidiary of Parent in connection with such acquisition, shall be owned 100% by an Obligor or any other Subsidiary, and the applicable Obligor shall take, or cause to be taken, within the time periods set forth therein, each of the actions set forth in Section 8.12, if applicable;

(d) other than in the case of an Acquisition funded exclusively with the proceeds of Delayed Draw Term Loans, Borrower shall have furnished to Administrative Agent and Lenders a duly and properly completed certificate signed by a Responsible Officer (x) certifying that the Acquisition is a “Permitted Acquisition,” (y) demonstrating compliance with each of the foregoing requirements (to the extent applicable) and (z) evidencing that after giving pro forma effect to the Acquisition, immediately after the consummation of the Acquisition, the Obligors shall be in compliance with the financial covenant set forth in Section 10.01 and the financial covenant set forth in Section 10.02 (provided that in the event that a calculation of the minimum Liquidity in Section 10.01 or the Funded Indebtedness to Revenue Ratio in Section 10.02 is required to be made on a pro forma basis prior to September 30, 2022, the required financial covenant level for such calculation shall be deemed to be the required ratio level as of September 30, 2022;

(e) the Person being acquired in such Acquisition, or from whom the applicable assets, business line or unit is acquired, shall not be Sponsors or an Affiliate of Parent;

(f) such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the target;

(g) such Person (in the case of an acquisition of Equity Interests) or assets (in the case of an acquisition of assets or a division) shall be engaged or used, as the case may be, in a business permitted under Section 9.04, and which business would not subject Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents; and

(h) if both:

(i) the pro forma Consolidated EBITDA immediately after giving effect to such Acquisition, determined on a trailing twelve month basis in the same manner as used in the calculation and presentation of Parent’s most recent financial statements or disclosures filed in SEC Documents, is less than $1, and

(ii) immediately after giving effect to the consummation of such Acquisition and the incurrence of any related Delayed Draw Term Loan, Liquidity is less than $50,000,000,

then, the aggregate cash consideration for such Acquisition shall not exceed the sum of: (x) the aggregate proceeds of Equity Interests (not constituting Disqualified Equity Interests) or Permitted Convertible Debt issued by Parent, Holdings or Borrower in conjunction with such Acquisition, (y) additional cash consideration, up to the Cash on Hand Available Amount and (z) the aggregate amount of proceeds of Delayed Draw Term Loans incurred at the time of such Acquisition.

“Permitted Bond Hedge Transaction” means: any call or capped call option (or substantively equivalent derivative transaction) relating to Parent’s common stock (or other securities or property following a merger event or other change of the common stock) purchased by Parent, Holdings or Borrower in connection with the issuance of any Permitted Convertible Debt and as may be amended in accordance with its terms; provided that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Parent, Holdings or Borrower, as applicable; provided further that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received from the issuance of the Permitted Convertible Debt issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Cash Equivalent Investments” means:

(a) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case with maturities of not more than two (2) years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $1,000,000,000 and whose long‑term debt, or whose parent holding company’s long‑term debt, is rated A according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate of Borrower or Parent) organized and in existence under the laws of the United States with a rating at the time as of which any investment therein is made of P‑1(or higher) according to Moody’s or A‑1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of actively traded mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above; and

(g) money market funds that (i) comply with the criteria set forth in Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated both (1) AAA by S&P and (2) Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Convertible Debt” means Indebtedness that is convertible or exchangeable into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of Parent (or other securities or property following a merger event or other change of the common stock), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that: (i) such Indebtedness shall not mature (and such Indebtedness shall not provide for any scheduled payment, mandatory redemption or sinking fund or similar payments or obligations) prior to 91 days after the latest applicable Maturity Date (it being understood that any conversion right, fundamental change repurchase right, or optional redemption provision shall not violate the foregoing requirement); (ii) no Event of Default has occurred and is continuing immediately before and after giving effect to such Indebtedness; (iii) the terms, conditions and covenants of such Indebtedness shall be on terms and conditions customary for Indebtedness of such type, as determined in good faith by Parent; and (iv) no such Indebtedness may be guaranteed by any Subsidiary of Parent that is not an Obligor; provided further that, if secured, such Indebtedness shall be expressly subordinated to the prior payment in full of the

Obligations hereunder on terms reasonably satisfactory to Administrative Agent; provided further, that any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of any Obligor (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Earn-Outs” means deferred purchase price obligations in the form of earn-outs, holdbacks and similar deferred payment obligations incurred pursuant to any Permitted Acquisition, to the extent such obligations are unsecured.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Licenses” means (a) non‑exclusive in-licenses of Intellectual Property in the ordinary course of business and (b) exclusive in-license of Intellectual Property consistent with general market practices where such exclusive in-license must be a true license that does not result in a legal transfer of title of the licensed Intellectual Property or otherwise constitute a sales transaction in substance, and any infringement on, or loss of title or right to, such Intellectual Property would not materially adversely impair the operations or business of any Obligor or any Subsidiary.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals, refinancings and replacements of such Indebtedness; provided that (a) such extension, renewal, refinancing or replacement shall not increase the outstanding principal amount of such Indebtedness (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) such extension, renewal, refinancing or replacement shall have an applicable interest rate which does not exceed the interest rate of the refinanced Indebtedness by more than 4.00%, (c) the final maturity date of such refinancing Indebtedness is on or after the final maturity date of the refinanced Indebtedness, (d) the Weighted Average Life to Maturity of such refinancing Indebtedness is greater than or equal to the remaining Weighted Average Life to Maturity of the refinanced Indebtedness, (e) if the refinanced Indebtedness is subordinated in right of payment to the Obligations under this Agreement, such refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the refinanced Indebtedness being refinanced, (f) no refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the refinanced Indebtedness (except that an Obligor may be added as an additional obligor) and (g) if the refinanced Indebtedness is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Obligations or otherwise), such refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after‑acquired property clauses to the extent any such Collateral secured (or would have secured) the refinanced Indebtedness) on terms in the aggregate that are substantially similar to, or not materially less favorable to the Lenders than, the refinanced Indebtedness or on terms otherwise permitted by Section 9.02.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to common stock (or other securities or property following a merger event or other change of the common stock) (in an amount determined by reference to the price of such common stock) sold by Parent substantially concurrently with any purchase by Parent, Holdings or Borrower, as applicable, of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Parent and satisfactory in form and substance to Administrative Agent.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Premium” means an amount equal to the product obtained by multiplying the principal amount of any Term Loan prepaid (other than mandatory prepayments required by Section 3.03(b)(ii) hereof) by (i) two percent (2.00%) if such prepayment occurs on or before the first anniversary of the Closing Date; (ii) one percent (1.00%) if such prepayment occurs after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date; and (iii) zero percent (0.00%) if such prepayment occurs after second anniversary of the Closing Date.

“Privacy Obligations” has the meaning set forth in Section 7.19(b)(v).

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Pro Rata Percentage(s)” means, as to each Lender at any time,

(a) with respect to the outstanding Term Loans at any time, a fraction (expressed as a percentage), the numerator of which is the principal amount of the outstanding Term Loans held by such Lender at such time and the denominator of which is the aggregate outstanding principal amount of the Term Loans held by all Lenders at such time,

(b) with respect to the DDTL Commitments at any time during the DDTL Availability Period, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s DDTL Commitment at such time and the denominator of which is the aggregate DDTL Commitment of all Lenders at such time, and

(c) for all other purposes hereunder, a fraction (expressed as a percentage), the numerator of which is (x) the amount of such Lender’s DDTL Commitment at such time, plus the principal amount of the outstanding Term Loan held by such Lender at such time, and the denominator of which is (y) the aggregate amount of all DDTL Commitments of all Lenders at such time, plus the aggregate outstanding principal amount of the Term Loan held by all Lenders at such time.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Equity Interests.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Obligor or any Subsidiary thereof or to which any Obligor or any Subsidiary thereof has ever made, or was ever obligated to make, contributions, and (b) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means each Landlord Consent and any mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Obligor and granting a security interest in real property owned in fee simple by any Obligor in favor of the Secured Parties.

“Recipient” means (a) Administrative Agent or (b) any Lender, as applicable.

“Redemption Price” means the amount equal to the aggregate principal amount of the Term Loans being prepaid plus the Prepayment Premium (if any) plus any accrued but unpaid interest and any fees then due and owing (including any fees payable pursuant to the Fee Letter).

“Register” has the meaning set forth in Section 13.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Related Person” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” means the Chief Executive Officer, Chief Financial Officer, or other officer of Borrower authorized by specific resolution of Borrower to request Term Loans as set forth in Borrower’s resolutions delivered to Administrative Agent on the Closing Date, as may be supplemented in a form reasonably acceptable to Administrative Agent from time to time after the Closing Date.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Parent or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of Parent, Holdings or any of their Subsidiaries or any option, warrant or other right to acquire any such Equity Interests of Parent, Holdings or any of their Subsidiaries, or any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any earn out or similar obligations.

“Restrictive Agreement” has the meaning set forth in Section 7.15.

“Revenue” of a Person means all consolidated revenue properly recognized under GAAP, consistently applied.

“S&P” means mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions‑related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Jurisdiction or (c) any Person owned or Controlled by any such person or Persons described in clauses (a) and (b).

“SEC Document” means any of Parent’s filed reports, schedules, forms, statements and other documents required to be filed by Parent under Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Secured Parties” means the Lenders, Administrative Agent, each other Indemnified Party and any other holder of any Obligation.

“Securities Account” has the meaning set forth in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Obligors and Administrative Agent, granting a security interest in the Obligors’ personal Property in favor of the Secured Parties.

“Security Documents” means, collectively, the Security Agreement, each Short‑Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Secured Parties.

“Short‑Form IP Security Agreements” means short‑form copyright, patent or trademark (as the case may be) security agreements, entered into by one or more Obligors in favor of Administrative Agent, for the benefit of the Secured Parties, each in form and substance satisfactory to Administrative Agent (and as amended, modified or replaced from time to time).

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities (including contingent liabilities) of such Person and its Subsidiaries on a consolidated basis, (b) the present fair saleable value of the Property of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured and (c) such Person and its Subsidiaries on a consolidated basis have not incurred and do not intend to, and do not believe that they will, incur debts or liabilities beyond such Person’s and its Subsidiaries’ on a consolidated basis ability to pay as such debts and liabilities mature.

“Specified Event of Default” means an Event of Default under Section 11.01(a), 11.01(b), Section 11.01(d) (due to a breach of any of Section 10), Section 11.01(e) (due to a breach of any of Section 8.01(a), (b) or (d)), Section 11.01(h), Section 11.01(i) or Section 11.01(j).

“Specified Transaction” means:

(a) the Transactions;

(b) any acquisition or Investment that is permitted by this Agreement;

(c) any disposition permitted by this Agreement; or

(d) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Sponsors” means, collectively, (a) General Atlantic Service Company, LLC, its Affiliates and any funds, partnerships or other co‑investment vehicles managed or controlled by the foregoing or their respective Affiliates (other than Parent and its Subsidiaries or any portfolio company) and (b) Warburg Pincus LLC, its Affiliates and any funds, partnerships or other co‑investment vehicles managed or controlled by the foregoing or their respective Affiliates (other than Parent and its Subsidiaries or any portfolio company).

“Stated Maturity Date” means September 1, 2027.

“Stock Transfer Restriction Agreements” means (a) those certain Assignable Option Agreement among Borrower, a Managed Company and the Licensed Personnel which own such Managed Company, together with each stock power or other instrument of transfer attached thereto or referred to therein, in effect as of the Closing Date and delivered to Administrative Agent and (b) any other succession agreement or equity transfer restriction agreement (including by execution of a joinder to an existing succession agreement or stock transfer restriction agreement) similar to the Assignable Option Agreement and stock powers and instruments of transfer described in clause (a) entered into by and between or among Parent or any of its Subsidiaries and one or more Managed Companies and/or Licensed Personnel following the Closing Date, as the same may be amended, restated or otherwise modified from time to time as permitted by the terms hereof.

“Subordinated Debt” means all Indebtedness of Borrower and the other Obligors that is subordinated to the payment in full of the Secured Obligations (as defined in the Security Agreement) pursuant to a Subordination Agreement.

“Subordination Agreement(s)” means an intercreditor and/or subordination agreement in form and substance satisfactory to Administrative Agent in its reasonable discretion by and among one or more of the Obligors, a subordinating creditor and Administrative Agent, on behalf of Secured Parties, pursuant to which Subordinated Debt, if any, are subordinated to the prior payment and satisfaction of the Obligations and the Liens securing such Subordinated Debt, if any, granted by any Obligor to such subordinated creditor are subordinated to the Liens created hereunder and under any other Loan Document.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided that, in the case of this clause (b), any professional corporation or professional practice entity that is a Managed Company shall not be considered a Subsidiary. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Parent or of Borrower, as applicable.

“Subsidiary Guarantors” means each of the Subsidiaries of Parent identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of Parent that becomes a “Subsidiary Guarantor” after the Closing Date as required by Section 8.12.

“Substitute Lender” has the meaning set forth in Section 2.06(a).

“Tax Affiliate” means (a) Parent and its Subsidiaries, (b) each other Obligor and (c) any Affiliate of an Obligor with which such Obligor files or is eligible to file consolidated, combined or unitary Tax Returns.

“Tax Distributions” has the meaning set forth in Section 9.06(d).

“Tax Returns” has the meaning set forth in Section 7.08.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non‑proprietary know‑how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know‑how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Term Loan” means, collectively, the Initial Term Loan and the Delayed Draw Term Loans.

“Term SOFR” means the Term SOFR Reference Rate for a one-month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is one (1) U.S. Government Securities Business Day prior to the first day of each month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern Time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than two (2) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided further that if Term SOFR shall ever be determined to be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date that (i) all Obligations have been Paid in Full and (ii) no Commitment or other obligation of any Lender to provide funds to Borrower pursuant to this Agreement remains outstanding.

“Test Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of Borrower then ended (taken as one accounting period).

“Third Party Funds” means any segregated accounts or funds, or any portion thereof, received by Parent or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Parent or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Third Party Payor” means any governmental payor, private insurers, managed care plans and any other Person or entity which presently or in the future maintains Third Party Payor Programs.

“Third Party Payor Programs” means all health care payment and reimbursement programs in which Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company participates.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has during the past six years made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Total Leverage Ratio” means, as of any date, the quotient (expressed as a ratio) obtained by dividing (a) Funded Indebtedness as of such date of determination, by (b) Consolidated EBITDA of the Combined Group on a consolidated basis for each Test Period ending on such date of determination.

“Trademarks” is defined in the Security Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party and the Borrowings (and the use of the proceeds of the Term Loans).

“UCC” means the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused DDTL Commitment Fee” means, for any period, the product obtained by multiplying (a) the average daily undrawn DDTL Commitment during such month, times (b) three quarters of one percent (0.75%) per annum.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(g)(ii)(B)(3).

“United States” means the United States of America.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one‑twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Withholding Agent” means any Obligor and Administrative Agent.

Section 1.02. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of the Compliance Certificate setting forth such calculations. Permitted Convertible Debt shall at all times be valued at the outstanding principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

Section 1.03 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all permitted subsequent amendments, restatements, extensions, supplements and other modifications thereto. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations (including the phrase “Paid in Full,” “Payment in Full” or “Payable in Full”) means (a) the payment or repayment in full in immediately available funds of all outstanding Obligations other than unasserted contingent indemnification and reimbursement Obligations and (b) the termination of all of the Commitments of Lenders.

Section 1.04. Changes to GAAP. If, after the Closing Date, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:

(a) Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to Administrative Agent within 30 days of such change;

(b) either Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c) until Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d) if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e) any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

Section 1.05. Rates. Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 2. The Commitment.

Section 2.01. Funding of Initial Term Loan. Upon the satisfaction or waiver of the conditions set forth in Sections 6.01 and 6.02, each Lender (severally and not jointly) agrees to advance to Borrower an initial term loan in the amount of such Lender’s Initial Term Loan Commitment. Any portion of the Initial Term Loan which are repaid or prepaid by Borrower, in whole or in part, may not be reborrowed.

Section 2.02. Funding of Delayed Draw Term Loans.

(a) Subject to the terms and conditions of this Agreement, including the satisfaction or waiver of the conditions set forth in Section 6.02, each Lender having a DDTL Commitment (pro rata in accordance with such Lender's respective Pro Rata Percentage of the aggregate DDTL Commitment), severally (and not jointly) agrees to make term loans to Borrower during the DDTL Availability Period; provided that (a) no Lender shall be required to advance Delayed Draw Term Loans in excess of its DDTL Commitment, (b) the aggregate amount of all of the DDTL Commitments shall be equal to the DDTL Maximum, (c) any unused amount of the DDTL Commitment shall terminate on the last day of the DDTL Availability Period and (d) the principal amount of each Delayed Draw Term Loan made by a Lender shall permanently reduce the amount available under such Lender's DDTL Commitment. Each Delayed Draw Term Loan made to Borrower shall be in the same class and series as, and be fungible with, the Term Loans then outstanding.

(b) The obligation of Lenders to fund any Delayed Draw Term Loan to Borrower, and the right of Borrower to request or receive a Delayed Draw Term Loan, is subject to satisfaction or waiver on or before any such funding of the following conditions precedent:

(i) no Default or Event of Default shall be continuing on the date of request for such Delayed Draw Term Loan or the date of the funding thereof; provided that if proceeds of such Delayed Draw Term Loan are to be used to fund a Permitted Acquisition that is a Limited Condition Acquisition, the condition in this clause (i) shall be satisfied so long as (x) on the date the applicable acquisition agreement is executed and effective, no Default or Event of Default shall exist and (y) at the time the applicable acquisition is consummated, no Event of Default under Section 11.01(a) or (b) or Section 11.01(h), (i) or (j) shall exist,

(ii) the amount of such Delayed Draw Term Loan, when added to the aggregate original principal amount of all Delayed Draw Term Loans funded under this Agreement, shall not exceed the DDTL Maximum,

(iii) any such Delayed Draw Term Loan shall be requested and drawn in minimum principal increments of $5,000,000 and a minimum principal amount of $5,000,000;

(iv) Administrative Agent has received a Compliance Certificate evidencing that Borrower’s Funded Indebtedness to Revenue Ratio, as of such date, recalculated as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01 on a pro forma basis after giving effect to such Delayed Draw Term Loan and the consummation of the related Permitted Acquisition (and of all other Permitted Acquisitions consummated since the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01), is equal to or less than 0.155:1.00,

(v) if proceeds of such Delayed Draw Term Loan are to be used to fund a Permitted Acquisition, each of the requirements set forth in the definition of “Permitted Acquisition” with respect to such requested funding of Delayed Draw Term Loans is satisfied (or waived in writing by Administrative Agent in its sole discretion),

(vi) Borrower has delivered to each Lender who has requested an original promissory note a promissory note to evidence the Pro Rata Percentage of such Delayed Draw Term Loan to be extended to Borrower by such Lender,

(vii) unless the proceeds of such Delayed Draw Term Loan are to be used to finance a Permitted Acquisition, Administrative Agent has received a reasonably detailed budget for the proposed use of such Delayed Draw Term Loan proceeds which also identifies the anticipated date of purchase for each item in such budget, certified by an authorized representative of Borrower,

(viii) if the proceeds of such Delayed Draw Term Loan are to be used to finance a Permitted Acquisition, Administrative Agent has received a collateral assignment of representation and warranty insurance policy in favor of Administrative Agent in form and substance reasonably satisfactory to Administrative Agent in its sole discretion with respect to the representation and warranty insurance policy issued in connection with such Permitted Acquisition; and

(ix) if the proceeds of such Delayed Draw Term Loan are to be used to finance a Permitted Acquisition, Administrative Agent shall receive, not less than ten (10) Business Days prior to the consummation of such Acquisition (or such shorter period as agreed by Administrative Agent), a due diligence package, reasonably satisfactory to them, which package shall include, without limitation, the following with regard to the Acquisition of the applicable target:

(A) if the total consideration paid or payable, including any earn out or similar obligations, for the Acquisition is greater than $60,000,000 (unless such requirement is waived by Administrative Agent), pro forma financial projections (after giving effect to such Acquisition) for the applicable target for the current and next two fiscal years or through the remaining term of this Agreement;

(B) historical financial statements of the applicable target for the three fiscal years prior to such Acquisition (or, if such target has not been in existence for three years, for each year such target has existed);

(C) a description of the method of financing the Acquisition, including sources and uses;

(D) if the total consideration paid or payable, including any earn out or similar obligations, for the Acquisition is greater than $60,000,000 (unless such requirement is waived by Administrative Agent), a quality of earnings report with respect to the Acquisition; and

(E) any other material due diligence with respect to such Acquisition reasonably required by Administrative Agent.

(c) Each borrowing of Delayed Draw Term Loans shall be made upon Borrower’s irrevocable delivery to Administrative Agent of a written notice in the form of Exhibit B (a “Notice of Borrowing”) with respect to each proposed Delayed Draw Term Loan no later than 11:00 a.m. (Eastern Time) at least ten (10) days prior to such proposed borrowing (“DDTL Funding Date”). Each such DDTL Funding Date shall be on a Business Day. Administrative Agent and Lenders shall have the right to reasonably rely on any Notice of Borrowing for a Delayed Draw Term Loan made by anyone purporting to be a Responsible Officer, without further investigation. To the extent the Delayed Draw Term Loan will be used to fund a Permitted Acquisition, Administrative Agent and Lenders shall receive not less than twenty (20) days’ prior written notice of such Permitted Acquisition (or such shorter time as agreed by Administrative Agent), which notice shall include a reasonably detailed description of the proposed terms of such Acquisition and identify the anticipated closing date thereof.

(d) Upon receipt of a Notice of Borrowing, Administrative Agent will promptly notify each Lender with a DDTL Commitment of such Notice of Borrowing and of the amount of such Lender’s Pro Rata Percentage of such borrowing requested by Borrower.

(e) Upon receipt of all requested funds, subject to the conditions set forth in Section 2.02(b) and Section 6, except as Administrative Agent and Borrower shall otherwise mutually agree, the proceeds of the requested borrowing of Delayed Draw Term Loans will be made available on the DDTL Funding Date to Borrower by Administrative Agent by wire transfer of such amount to a Funding Account or as otherwise agreed by Borrower and Administrative Agent in writing.

(f) Any Delayed Draw Term Loan funded pursuant to this Section 2.02 shall constitute a part of the Term Loan hereunder and shall be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. The Obligors shall take any actions reasonably required by Administrative Agent to ensure and demonstrate that the Liens granted by the Loan Documents continue to be perfected under the UCC or otherwise after giving effect to the making of any Delayed Draw Term Loan.

Section 2.03. Fees.

(a) Unused DDTL Commitment Fee. On each Payment Date following the Closing Date through and including the DDTL Commitment Termination Date, and on the DDTL Commitment Termination Date, Borrower agree to pay to Administrative Agent, for the benefit of Lenders having a DDTL Commitment, ratably in accordance with their respective Pro Rata Percentages of the DDTL Commitment, the Unused DDTL Commitment Fee for the immediately preceding quarter (or partial quarter, as applicable).

(b) Other Amounts. Borrower shall, as and when due and payable, pay to Administrative Agent and/or the Lenders, as applicable, such fees as described in the Fee Letter.

Section 2.04. Use of Proceeds. Borrower shall use the proceeds of the Term Loans for repayment of all outstanding Indebtedness and obligations under the Existing CRG Facility, general working capital purposes and corporate purposes, to finance the making of Permitted Acquisitions and other Investments, to finance capital expenditures and to pay fees, costs and expenses incurred in connection with the Transactions; provided that the Lenders shall have no responsibility as to the use of any proceeds of Loans; provided further that, notwithstanding anything to the contrary, in no event shall (A) the aggregate proceeds of Delayed Draw Term Loans drawn on or prior to June 30, 2024, and used for purposes other than Permitted Acquisitions, exceed $50,000,000 and (B) the aggregate proceeds of Delayed Draw Term Loans drawn on or after July 1, 2024 exceed $35,000,000.

Section 2.05. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.04.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Lenders for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise), shall be applied at such time or times as follows: first, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; second, if so determined by the Majority Lenders and Borrower, to be held in a non‑interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.05(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If Borrower and the Majority Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Percentage, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.06. Substitution of Lenders.

(a) Substitution Right. If any Lender (an “Affected Lender”), (i) becomes a Defaulting Lender or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Majority Lenders is obtained but that requires the consent of other Lenders (a “Non‑Consenting Lender”), then (x) Borrower may elect to pay in full such Affected Lender with respect to all Obligations due to such Affected Lender or (y) either Borrower or Administrative Agent (with the consent of Borrower) shall identify any willing Lender or Affiliate of any Lender or Eligible Transferee (in each case, a “Substitute Lender”) to substitute for such Affected Lender; provided that any substitution of a Non‑Consenting Lender shall occur only with the consent of Administrative Agent (not to be unreasonably withheld, delayed or conditioned).

(b) Procedure. To substitute such Affected Lender or pay in full all Obligations owed to such Affected Lender, Borrower shall deliver a notice to such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (which for the avoidance of doubt, shall not include any Prepayment Premium) and (ii) in the case of a substitution, an Assignment and Assumption executed by the Substitute Lender, which shall thereunder, among other things, agree to be bound by the terms of the Loan Documents.

(c) Effectiveness. Upon satisfaction of the conditions set forth in Sections 2.06(a) and (b), Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of an Affected Lender, such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution of an Affected Lender, (A) such Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected

Lender under the Loan Documents, except that the Affected Lender shall retain such rights under the Loan Documents that expressly provide that they survive the repayment of the Obligations and the termination of the Commitments, (B) such Affected Lender shall no longer constitute a “Lender” hereunder and such Substitute Lender shall become a “Lender” hereunder and (C) such Affected Lender shall execute and deliver an Assignment and Assumption to evidence such substitution; provided, however, that the failure of any Affected Lender to execute any such Assignment and Assumption shall not render such sale and purchase (or the corresponding assignment) invalid.

Section 3. Payments of Principal and Interest.

Section 3.01. Repayment.

(a) Repayment. Commencing on January 1, 2025 and continuing on each Payment Date thereafter through and including the earlier of (i) the Maturity Date, and (ii) the date of the acceleration of the Obligations in accordance with the terms hereof, Borrower shall repay the principal amount of the Term Loans in principal quarterly installments equal to the sum of: (A) the then-applicable Applicable Amortization Percentage multiplied by the sum of the original aggregate principal amount of all Term Loans made on the Closing Date and (B) commencing on the first Business Day of the second full fiscal quarter immediately following the initial funding of a Delayed Draw Term Loan, the then-applicable Applicable Amortization Percentage multiplied by the sum of the original aggregate principal amount of all Delayed Draw Term Loans funded prior to such repayment date, in each case as set forth on the amortization schedule attached as Schedule 3.01(a). Notwithstanding anything to the contrary, Borrower shall repay the outstanding principal amount of the Term Loans in full on the Maturity Date to the extent not previously repaid. Any portion of the Term Loan which are repaid or prepaid by Borrower, in whole or in part, may not be reborrowed. Notwithstanding the foregoing, (i) such installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Section 3.03; and (ii) each Term Loan, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Maturity Date with respect thereto.

(b) Repayment Upon Termination; Prepayment Premium. In the event this Agreement is terminated in accordance with its respective terms by Administrative Agent, Majority Lenders or any Obligor for any reason whatsoever, or upon acceleration of the Obligations in accordance with the terms of this Agreement, all Obligations, including all Term Loans and all accrued interest thereon, as well as a Prepayment Premium with respect to the outstanding Term Loan balance, in each case in existence immediately prior to such termination or such acceleration, shall be due and Payable in Full on the effective date of such termination or such acceleration, as the case may be.

(c) Application. To the extent not previously paid, the principal amount of the Term Loans, together with all other outstanding Obligations (other than contingent indemnification obligations for which no claims has been made), shall be due and payable on the Maturity Date.

(d) Promissory Notes. If any Lender elects to evidence any Term Loan with promissory notes, Borrower agrees to execute and deliver to such Lender a promissory note in form and substance satisfactory to such Lender to evidence the Pro Rata Percentage of such Term Loan to be extended to Borrower by such Lender.

Section 3.02. Interest.

(a) Interest Generally. Subject to Section 3.02(e), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Term Loans and the amount of all other outstanding Obligations, in the case of the Term Loans, for the period from the applicable Borrowing Date and, in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to the sum of the Term SOFR plus the Applicable Margin.

(b) Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the interest payable pursuant to Section 3.02(a) shall increase immediately after written notice of the same from Administrative Agent (acting at the direction of the Majority Lenders) to Borrower by 2.00% per annum (such aggregate increased rate, the “Default Rate”); provided that, if Borrower fails to provide notice of a Default as required by Section 8.02(a), the Default Rate shall have automatically applied since the date of the occurrence of such Default. Notwithstanding any other provision herein, if interest is required to be paid at the Default Rate, it shall be paid entirely in cash.

(c) Interest Payment Dates. Subject to Section 3.02(e), accrued interest on the Term Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Term Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time on demand.

(d) Redemption Price. For the avoidance of doubt, in the event any Loans shall become due and payable for any reason, interest pursuant to Sections 3.02(a) and (b) shall accrue on the Redemption Price for such Loans from and after the date such Redemption Price is due and payable until paid in full.

(e) In connection with the use or administration of Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.03. Prepayments.

(a) Optional Prepayments. Upon prior written notice to Administrative Agent delivered pursuant to Section 4.03, Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Term Loans on any Payment Date for the Redemption Price. No partial prepayment shall be made under this Section 3.03(a) in connection with any event described in Section 3.03(b).

(b) Mandatory Prepayments.

(i) Asset Sales. In the event of any contemplated Asset Sale or series of Asset Sales (other than any Asset Sale permitted under Section 9.09 (other than Section 9.09(g)) yielding Asset Sale Net Proceeds in excess of $2,500,000 in the aggregate, Borrower shall provide written notice of such Asset Sale to Administrative Agent within five (5) Business Days of the consummation thereof and, if within such notice period Majority Lenders or Administrative Agent advise Borrower that the Majority Lenders require a prepayment pursuant to this Section 3.03(b)(i), Borrower shall prepay the aggregate outstanding principal amount of the Term Loans in an amount equal to the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus any accrued but unpaid interest and any fees (including any fees payable pursuant to the Fee Letter) then due and owing, plus the Prepayment Premium, if any, applicable to such repayment of the Term Loans, applied as set forth in Section 3.03(b)(iii) below. Notwithstanding the foregoing, if at the time of the receipt or application of such Asset Sale Net Proceeds, no Event of Default has occurred and is continuing and Borrower delivers to Administrative Agent a certificate, executed by an Responsible Officer of Borrower, that it intends within three hundred sixty (360) days after receipt thereof to use all of such Asset Sale Net Proceeds either to purchase assets used in the ordinary course of business of the Obligors or to make Capital Expenditures, the Obligors may use such Asset Sale Net Proceeds in the manner set forth in such certificate; provided, however, that, (a) any such Asset Sale Net Proceeds not so used within the period set forth in such certificate shall, on the first Business Day immediately following such 360 day period, be applied as a prepayment in accordance with Section 3.03(b)(iii) below and (b) any assets so acquired shall be subject to the security interests under the Loan Documents with not less than the same priority as the assets subject to such Asset Sale.

(ii) Consolidated Excess Cash Flow. Within 5 Business Days after delivery to Administrative Agent of audited annual financial statements pursuant to Section 8.01(b) and the Compliance Certificate pursuant to Section 8.01(d), commencing with the delivery to Administrative Agent of the financial statements for Borrower’s fiscal year ended December 31, 2023 or, if such financial statements and Compliance Certificate are not delivered to Administrative Agent on the date such financial statements and Compliance Certificate are required to be delivered pursuant to Section 8.01(b) and Section 8.01(d), respectively, within 5 Business Days after the date such financial statements and Compliance Certificate were required to be delivered to Administrative Agent pursuant to Section 8.01(b) and Section 8.01(d), respectively, Borrower shall prepay the outstanding principal amount of the Term Loan in an amount equal to (1) the ECF Percentage of the Consolidated Excess Cash Flow for such fiscal year, minus (2) the aggregate amount of all voluntary prepayments paid in respect of the outstanding principal balance of the Term Loan made during such fiscal year. Each such prepayment of Consolidated Excess Cash Flow shall be supported with a written calculation in reasonable detail of the Consolidated Excess Cash Flow for such fiscal year and accompanied by a certificate in form and substance reasonably satisfactory to Administrative Agent executed by a Responsible Officer of Borrower certifying the manner in which Consolidated Excess Cash Flow and the resulting prepayment were calculated and shall be applied as set forth in Section 3.03(b)(iii) below.

(iii) Each prepayment pursuant to Sections 3.03(b)(i) and (ii) shall be applied,

(A) first, in reduction of Borrower’s obligation to pay any unpaid interest and any fees then due and owing;

(B) second, in reduction of Borrower’s obligation to pay any Claims or Losses referred to in Section 13.03 then due and owing;

(C) third, in reduction of Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Term Loans;

(D) fourth, in reduction of any other Obligation then due and owing; and

(E) fifth, to Borrower or such other Persons as may lawfully be entitled to or directed by Borrower to receive the remainder.

Except as Majority Lenders and Borrower shall otherwise agree in a separate writing, each mandatory prepayment of the Term Loan shall be applied to the remaining installments (including the amount due on the Maturity Date) of principal of the Term Loan on a pro-rata basis for all such principal repayment installments until fully repaid.

Section 3.04. Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement without any further action or consent of any other party to this Agreement or any other Loan Document. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Eastern Time) on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all affected Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.04(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Term SOFR” (or any similar or analogous definition, including any concept or definition of “interest period”) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Term SOFR” (or any similar or analogous definition, including any concept or definition of “interest period”) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Loan to be made during any Benchmark Unavailability Period.

Section 4. Payments, Etc.

Section 4.01. Payments.

(a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account to be designated by Administrative Agent by notice to Borrower, not later than 4:00 p.m. (Eastern Time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b) Application of Payments. Each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to Administrative Agent the amounts payable by such Obligor hereunder to which such payment is to be applied (and, in the event that Obligors fail to so specify, the Lenders may apply such payment in the manner they determine to be appropriate to satisfy the Obligations).

(c) Non‑Business Days. If the due date of any payment under this Agreement (other than of principal of or interest on the Term Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 4.02. Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.

Section 4.03. Notices. Each notice of optional prepayment shall be effective only if received by Administrative Agent not later than 4:00 p.m. (Eastern Time) on the date five (5) Business Days (or such shorter period as may be agreed to in Administrative Agent’s sole discretion) prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment. A notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied (or waived by Borrower in its sole discretion) and/or tolled until the date on which such condition is satisfied (or waived) and/or rescinded at any time by Borrower if Borrower determines in its sole discretion that any or all of such conditions will not be satisfied (or waived).

Section 4.04. Set‑Off

(a) Set‑Off Generally. Upon the occurrence and during the continuance of any Event of Default, each of Administrative Agent, each Lender and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured. Administrative Agent and each Lender agree promptly to notify Borrower after any such set‑off and application; provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of Administrative Agent, each Lender and each of their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set‑off) that such Persons may have.

(b) Exercise of Rights Not Required. Nothing contained herein shall require Administrative Agent, any Lender or any of their respective Affiliates to exercise any such right or shall affect the right of such Person to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

Section 4.05. Pro Rata Treatment (a) Unless Administrative Agent shall have been notified in writing by any Lender prior to the proposed date of any Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to Administrative Agent, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date in accordance with Section 2, and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not in fact made available to Administrative Agent by the required time on the applicable Borrowing Date therefor, such Lender and Borrower severally agree to pay to Administrative Agent forthwith, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to Borrower but excluding the date of payment to Administrative Agent, at a rate equal to the greater of (A) the Federal Funds Effective Rate and (B) a rate reasonably determined by Administrative Agent in accordance with banking industry rules on interbank compensation. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent. Nothing in this Section 4.05 or elsewhere in this Agreement or the other Loan Documents, including Sections 2.01 or 2.02 or the remaining provisions of Section 4.05, shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its applicable Commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Obligor.

(c) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of the principal of or interest on any Loan made by it or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non‑pro rata treatment), in excess of its Pro Rata Percentage, of such payment on account of the Term Loans, such Lender shall (i) notify Administrative Agent of the receipt of such payment, and (ii) within five (5) Business Days of such receipt purchase (for cash at face value) from the other Lenders, as applicable (directly or through Administrative Agent), without recourse, such participations in the Term Loans made by them or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Pro Rata Percentages, as applicable; provided, however, that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any of its Affiliates (as to which the provisions of this paragraph shall apply). Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.05(c) may exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 4.05(c) shall be required to implement the terms of this Section 4.05(c). Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 4.05(c) and shall in each case notify the Lenders following any such purchase. Borrower consents on behalf of itself and each other Obligor to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

Section 5. Yield Protection, Etc.

Section 5.01. Additional Costs.

(a) Change in Requirements of Law Generally. If, on or after the Closing Date, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the Closing Date, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Term Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Term Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount deemed by such Lender to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) Change in Capital Requirements. If a Lender shall have determined that, on or after the Closing Date, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the Closing Date, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Term Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c) Notification by Lender. Each Lender (directly or through Administrative Agent) will promptly notify Borrower of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on Borrower in the absence of manifest error.

(d) Notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

Section 5.02. Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the Closing Date the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Term Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Term Loans hereunder and (b) if such Requirement of Law shall so mandate, the Term Loans shall be prepaid by Borrower on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment.

Section 5.03. Taxes.

(a) Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower or Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.05(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 5.03(g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j) Mitigation Obligations. If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

Section 6. Conditions Precedent.

Section 6.01. Conditions to Initial Funding. Subject to Section 6.03, the obligations of Administrative Agent and Lenders to consummate the transactions and to make the initial loans are subject to the satisfaction, in the sole judgment of Administrative Agent, of the following conditions precedent:

(a) Terms of Material Agreements, Etc. Lenders shall be reasonably satisfied with the terms and conditions of all of the Obligors’ Material Agreements.

(b) No Law Restraining Transactions. No applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the Transactions.

(c) Payment of Fees. Lenders shall be satisfied with the arrangements to deduct the fees (to the extent then required to be paid) set forth in the Fee Letter (including the financing fee required pursuant to the Fee Letter) from the proceeds advanced.

(d) Lien Searches. Lenders shall be satisfied with Lien searches regarding Parent and its Subsidiaries made prior to such Borrowing.

(e) Examination and Verification. Administrative Agent shall have completed and be satisfied with an updated examination and verification of the books and records of the Combined Group, and such examination shall indicate that no material adverse change has occurred in the financial condition, business, profits, operations or assets of the Obligors since December 31, 2021, and the Combined Group shall have provided Administrative Agent and its representatives access to diligence and meetings with the management team and industry participants as requested by Administrative Agent, the results of which are satisfactory to Administrative Agent and Lenders.

(f) Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance satisfactory to the Lenders:

(i) Agreement. This Agreement duly executed and delivered by Parent, Healthcare Holdco, Holdings, Borrower and each of the other parties hereto.

(ii) Security Documents.

(A) The Security Agreement, duly executed and delivered by each of the Obligors.

(B) Each of the Short‑Form IP Security Agreements, duly executed and delivered by the applicable Obligor.

(C) To the extent required to be pledged pursuant to the terms of the Security Agreement, original share certificates or other documents or evidence of title with regard to all Equity Interests owned by the Obligors (to the extent that such Equity Interests are certificated), together with share transfer documents, undated and executed in blank

(D) To the extent required pursuant to the Security Agreement, duly executed control agreements in favor of Administrative Agent for the benefit of the Secured Parties for all Deposit Accounts, Securities Accounts and Commodity Accounts owned by the Obligors in the United States.

(E) Evidence of filing of UCC‑1 financing statements against each Obligor in its jurisdiction of formation or incorporation, as the case may be.

(F) Without limitation, all other documents and instruments reasonably required to perfect the Secured Parties’ Lien on, and security interest in, the Collateral required to be delivered on or prior to such Borrowing Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Secured Parties, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iii) Fee Letter. The Fee Letter duly executed and delivered by Borrower and Administrative Agent.

(iv) Perfection Certificate. The Perfection Certificate duly executed and delivered by the Obligors.

(v) Approvals. Certified copies of all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals), and of all third‑party consents and approvals, necessary in connection with the making and performance by the Obligors of the Loan Documents and the Transactions.

(vi) Corporate Documents. Certified copies of the constitutive documents of each Obligor (if publicly available in such Obligor’s jurisdiction of formation) and of resolutions of the Board of Directors (or shareholders, if applicable) of each Obligor authorizing the making and performance by it of the Loan Documents to which it is a party.

(vii) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

(viii) Officer’s Certificate. A certificate, dated such Borrowing Date and signed by the President, a Vice President or a financial officer of Borrower, confirming compliance with the conditions set forth in Section 6.01.

(ix) Opinions of Counsel. One or more favorable opinions, dated as of the Closing Date, of counsel to each Obligor in form acceptable to Administrative Agent, the Lenders and their counsel.

(x) Insurance. Certificates and endorsements of insurance evidencing the existence of all insurance required to be maintained by the Obligors and their respective Subsidiaries pursuant to Section 8.05 and the designation of Administrative Agent as the lender’s loss payees or additional named insured, as the case may be, thereunder.

(xi) Payoff Letter. A duly executed and delivered payoff letter with respect to the Existing CRG Facility, together with all UCC‑3 financing statements, terminations and releases, each in form and substance reasonably satisfactory to Administrative Agent.

(xii) Other Liens. Duly executed and delivered copies of such acknowledgment letters as are reasonably requested by Administrative Agent with respect to existing Liens.

(xiii) Background Checks. Background checks satisfactory to Administrative Agent on key managers and principals of each Obligor as Administrative Agent shall designate.

(xiv) Tax Compliance. Confirmation reasonably satisfactory to Administrative Agent that Borrower is compliant in all material respects with all government taxing authorities both on a historical and pro forma basis.

(xv) Management Services Documents. Fully executed copies of the Management Services Documents related to each Managed Company as in effect on the Closing Date and collateral assignment of each such Management Services Document in favor of Administrative Agent.

(xvi) Healthcare Subsidiary Management Agreements. Fully executed copies of the Healthcare Subsidiary Management Agreements related to each Healthcare Subsidiary as in effect on the Closing Date.

(g) Due Diligence. Administrative Agent and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Administrative Agent in its sole discretion.

(h) Liquidity. Borrower shall provide Administrative Agent with evidence that, after giving effect to the transactions contemplated by this Agreement to occur on the Closing Date, Borrower shall have Liquidity of not less than $250,000,000.

Section 6.02. Conditions to Each Borrowing. The obligation of Administrative Agent and Lenders to fund any Term Loan is subject to satisfaction or waiver on or before any such funding of the following conditions precedent:

(a) No Default; Representations and Warranties. Both immediately prior to the making of such Loan and after giving effect thereto and to the intended use thereof:

(i) no Default shall have occurred and be continuing or would result from such proposed Loan or the application of the proceeds thereof;

(ii) the representations and warranties made in Section 7 shall be true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the Borrowing Date, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on such earlier date); and

(iii) no Material Adverse Effect has occurred or is reasonably likely to occur after giving effect to such proposed Borrowing.

(b) Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing as and when required pursuant to Section 2.02.

Each Borrowing shall constitute a certification by Borrower to the effect that the conditions set forth in this Section 6.02 have been fulfilled as of the applicable Borrowing Date.

Section 6.03. Post-Closing Requirements.

Borrower shall complete each of the post-closing obligations and/or provide to Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 6.03 attached hereto on or before the date set forth for each such item thereon or such later date as Administrative Agent may agree in writing in its sole discretion, each of which shall be completed or provided in form and substance reasonably satisfactory to Administrative Agent.

Section 7. Representations and Warranties.

Each Obligor represents and warrants to Administrative Agent and the Lenders that:

Section 7.01. Power and Authority. Each of Parent and its Subsidiaries (a) is duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other equivalent power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect,

(c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of Borrower, to borrow the Term Loans hereunder.

Section 7.02. Authorization; Enforceability. The Transactions are within each Obligor’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.03. Governmental and Other Approvals; No Conflicts. The Transactions (a) except as disclosed on Schedule 7.03(a), do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation in any material respect or the charter, bylaws or other organizational documents of Parent and its Subsidiaries, (c) will not violate any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon Parent and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (e) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Parent and its Subsidiaries.

Section 7.04. Financial Statements; Material Adverse Change.

(a) Financial Statements. Borrower has heretofore furnished to the Lenders certain financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Combined Group as of such dates and for such periods in accordance with GAAP, subject to year‑end audit adjustments and the absence of footnotes in the case of the previously‑delivered statements of the type described in Section 8.01(a). Neither Parent nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long‑term commitments not disclosed in the aforementioned financial statements.

(b) No Material Adverse Change. Since December 31, 2021, there has been no Material Adverse Change.

Section 7.05. Properties.

(a) Property Generally. Each Obligor has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, (a) Parent and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of Borrower, the conduct of the business of Parent and its Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property of any other person and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by Parent and its Subsidiaries is pending or, to the knowledge of Borrower, threatened in writing and (ii) to the knowledge of Borrower, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.

Section 7.06. No Actions or Proceedings.

(a) Litigation. There is no litigation, investigation or proceeding pending or, to any Obligor’s Knowledge, threatened with respect to Parent and its Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 or (ii) that involves this Agreement or the Transactions.

(b) Environmental Matters. The operations and Property of Parent and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(c) Labor Matters. Except as (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, Parent and its Subsidiaries have not engaged in unfair labor practices and there are no labor actions or disputes involving the employees of Parent or its Subsidiaries.

Section 7.07. Compliance with Laws and Agreements. Each of the Obligors and each of their Subsidiaries is in compliance with all Laws applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 7.08. Taxes. All federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been timely filed with the appropriate Governmental Authorities, all such Tax Returns are true, correct and complete in all material respects, and all Taxes reflected therein or material Taxes otherwise due and payable have been timely paid (except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP). Except as could not reasonably be expected to have a Material Adverse Effect, no Tax Return is under audit or examination by any Governmental Authority. Except as disclosed to Administrative Agent by Borrower pursuant to Section 8.01(g), no notice of any outstanding material audit or examination or any assertion of any claim for material amounts of Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of Applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities, in each case in all material respects. No

Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011‑4(b)(2).

Section 7.09. Full Disclosure. Obligors have disclosed to Administrative Agent and the Lenders all Material Agreements to which any Obligor is subject, and all other matters to any Obligor’s Knowledge, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, as of the date of delivery, contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 7.10. Regulation.

(a) Investment Company Act. Neither Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b) Margin Stock. Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Term Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

(c) OFAC; Sanctions, Etc. Neither Parent nor any of its Subsidiaries or, to the knowledge of any Obligor, any Related Person (i) is currently the subject of any Sanctions or is a Sanctioned Person, (ii) is located (or has its assets located), organized or residing in any Sanctioned Jurisdiction, (iii) is or has been (within the previous five (5) years) engaged in any impermissible transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Sanctioned Jurisdiction, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti‑Corruption Laws, or (vi) has violated any Anti‑Money Laundering Laws. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any impermissible activity or business of any Person located, organized or residing in any Sanctioned Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Lender and its Affiliates) of Sanctions or otherwise in violation of any Anti‑Corruption Laws or Anti‑Money Laundering Laws. Each of Parent and its Subsidiaries has implemented and maintains in effect policies and procedures designed to promote compliance by Parent and its Subsidiaries and their respective directors, officers, employees, agents and Related Persons with the Anti‑Corruption Laws.

Section 7.11. Solvency. Parent and its Subsidiaries on a consolidated basis are, and immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.

Section 7.12. Subsidiaries and Managed Companies. Set forth on Schedule 7.12 is a complete and correct list of all Subsidiaries and Managed Companies as of the Closing Date. Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by Parent of each such Subsidiary is as shown in said Schedule 7.12. Each such Managed Company is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the ownership of each such Managed Company is as shown in said Schedule 7.12 or as notified by Borrower to Administrative Agent from time to time.

Section 7.13. [Reserved.]

Section 7.14. Material Agreements. No Obligor is in default under any Material Agreement or agreement creating or evidencing any Material Indebtedness.

Section 7.15. Restrictive Agreements. None of the Obligors is subject to any indenture, agreement, instrument or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than (x) customary provisions in contracts (including leases and in‑bound licenses of Intellectual Property) restricting the assignment thereof and (y) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01, to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness) or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Parent or any other Subsidiary or to Guarantee Indebtedness of Parent or any other Subsidiary (each, a “Restrictive Agreement”), except those listed on Schedule 7.15 or otherwise permitted under Section 9.11.

Section 7.16. Real Property. As of the Closing Date, neither Parent nor any of its Subsidiaries owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16.

Section 7.17. Pension Matters. Schedule 7.17 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Except for those that could not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the Knowledge of any Obligor or Subsidiary thereof, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur. Parent and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date. As of the Closing Date, no ERISA Event has occurred in connection with which material obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

Section 7.18. Collateral; Security Interest. Subject to Section 6.03 and upon the delivery of all certificates or promissory notes required to be delivered pursuant to the Security Documents to Administrative Agent and the filing in the applicable filing offices of each filing (including UCC financing statements and Short‑Form IP Security Agreements) required to be made by the Security Documents, each Security Document is effective to create in favor of the Secured Parties a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document. The Security Documents collectively are effective to create in favor of the Secured Parties a legal, valid and enforceable security interest in the Collateral, which security interests are first‑priority (subject only to Permitted Liens).

Section 7.19. Regulatory Approvals; Health Care Representations and Warranties. (a) Parent and its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Parent and its Subsidiaries to conduct their respective operations and business in the manner currently conducted, except where, following the Closing Date, failure to hold such Regulatory Approvals, licenses, permits and similar governmental authorizations could not reasonably be expected to have a Material Adverse Change.

(b) (i) Parent and its Subsidiaries (including each Healthcare Subsidiary), and to the knowledge of Borrower and Holdings, each Managed Company has (A) each material Health Care Permit, necessary to engage in its business, (B) no knowledge of any material default under, violation of, or other material noncompliance with the terms and conditions of any such material Health Care Permit and (C) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such material Health Care Permit. All such material Health Care Permits are valid and in full force and effect and Parent and its Subsidiaries (including each Healthcare Subsidiary), and to the knowledge of Borrower and Holdings, each Managed Company is in material compliance with the terms and conditions of all such material Health Care Permits, except where failure to be in such compliance or for a material Health Care Permit to be valid and in full force and effect could not reasonably be expected to have a Material Adverse Change.

(ii) To the knowledge of Parent and its Subsidiaries (including each Healthcare Subsidiary), all professional health care providers employed or contracted by Parent, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company to perform professional services within the scope of their professional license for Borrower, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company or at a facility owned or operated by such Person(s) (collectively, the “Licensed Personnel”) (A) are appropriately licensed in the jurisdiction in which they hold themselves out to Borrower, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company as professional health care providers and perform services for Parent, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company and, to the knowledge of Parent, Borrower and its Subsidiaries (including each Healthcare Subsidiary), no suspension, revocation, termination, impairment, modification or nonrenewal of any such license is pending or threatened in writing, except in each case where the failure to hold such professional licenses in full force and effect or such suspension, revocation, termination, impairment, modification or nonrenewal would not reasonably be expected to have, in the aggregate, a Material Adverse Change and (B) have not been debarred from participating in government contracts, subcontracts, loans, grants and other assistance programs or excluded from participation in a state or federal health care program.

(iii) Parent, its Subsidiaries (including any Healthcare Subsidiaries) and, to Borrower’s and Holdings’ knowledge, the Managed Companies have obtained and maintain accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by a Health Care Law or Governmental Authority.

(iv) Parent, its Subsidiaries (including each Healthcare Subsidiary) and, to Borrower’s and Holdings’ knowledge, each Managed Company holds in full force and effect all Third Party Payor authorizations necessary to participate in and be reimbursed by all Third Party Payor Programs in which Holdings, its Subsidiaries (including each Healthcare Subsidiary) or, to Borrower’s and Holdings’ knowledge, each Managed Company participates (if any), except where the failure to do so has not had or could not reasonably be expected to have, in the aggregate, a Material Adverse Change. To the knowledge of Borrower and Holdings, there is no investigation, audit, claim review, or other action pending or, to the knowledge of Holdings, Borrower and the other Obligors, threatened in writing, which could result in a suspension, revocation, termination, restriction, limitation, modification or nonrenewal of any authorization from a Third Party Payor or result in the exclusion of Parent, its Subsidiaries (including each Healthcare Subsidiary) or any Managed Company from any Third Party Payor Program that could reasonably be expected to have, in the aggregate, a Material Adverse Change.

(v) Neither Parent, nor any of its Subsidiaries (including any Healthcare Subsidiary), nor to Borrower’s and Holdings’ knowledge, any Licensed Personnel or any Managed Company, is in material default or material violation of any Health Care Laws that could reasonably be expected to have a Material Adverse Change. Borrower and its Subsidiaries (including each Healthcare Subsidiary) and, to Borrower’s and Holdings’ knowledge, each Managed Company is HIPAA Compliant and compliant with all other Applicable Laws regarding the privacy, security, processing, maintenance, use and/or disclosure of medical information (collectively, including HIPAA, “Privacy Obligations”), except where, following the Closing Date, non-compliance could not reasonably be expected to have a Material Adverse Change. Neither Parent, nor any of its Subsidiaries (including any Healthcare Subsidiary) nor, to Borrower’s and Holdings’ knowledge, any Managed Company has experienced a breach relating to its Privacy Obligations that could reasonably be expected to have a Material Adverse Change.

(vi) Neither Parent, nor any of its Subsidiaries (including any Healthcare Subsidiary) nor any Licensed Personnel or Managed Company, or any owner, officer, director, managing employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in Parent, any of its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company, have been debarred or excluded from participation under a Federal Health Care Program, except where, following the Closing Date, such debarment or exclusion could not reasonably be expected to have a Material Adverse Change. Neither Parent nor any of its Subsidiaries (including any Healthcare Subsidiary), nor any Licensed Personnel or Managed Company, is a party to corporate compliance agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Authority, the entry into or imposition of which could reasonably be expected to have a Material Adverse Change, or is a party to any corporate integrity agreement.

(vii) To Borrower’s knowledge, neither Parent nor any of its Subsidiaries (including any Healthcare Subsidiary) nor any Licensed Personnel or Managed Company, are subject to any civil or criminal suit, claim, administrative hearing or, to Holdings’, Borrower’s and the other Obligors’ knowledge, investigation by any Governmental Authority (including the Office of the Inspector General of the U.S. Department of

Health and Human Services) (A) which would reasonably be expected to result in the imposition of a fine or other sanction, which would have a Material Adverse Change; (B) which pertains to a potential overpayment matter or the alleged fraudulent submission of claims to a Third Party Payor by Borrower, any Subsidiary (including any Healthcare Subsidiary) or any Managed Company (excluding any overpayment investigated in an audit conducted in the ordinary course, e.g., a routine CMS recovery audit contractor audit), the resolution of which matter or allegations could reasonably be expected to have a Material Adverse Change; or (C) which would reasonably be expected to result in the revocation, transfer, surrender, suspension or other impairment of any Health Care Permits of Borrower, any of its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company, which could reasonably be expected to have a Material Adverse Change.

(viii) Except as would not reasonably be expected to have a Material Adverse Effect, neither Parent, nor any Subsidiary (including any Healthcare Subsidiary), nor to Borrower’s Holdings’ or the other Obligors’ knowledge, any Licensed Personnel or Managed Company, or any owner, officer, director, managing employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in Parent, any Subsidiary (including any Healthcare Subsidiary) or any Managed Company, has engaged, or is alleged by a Governmental Authority to have engaged, in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under any Federal Health Care Program; (B) knowingly and willfully making or causing to be made any false statement or false representation of a material fact for use in determining rights to any benefit or payment under any Federal Health Care Program; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Federal Health Care Program on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (x) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Third Party Payor Program in violation of the Health Care Laws, or (y) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by any Third Party Payor Program in violation of the Health Care Laws; or (E) presenting or causing to be presented a claim for reimbursement for services that is for an item or services that was known, or should have been known, to be (x) not provided as claimed, or (y) false or fraudulent; or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to Borrower, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company in order that Borrower, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company may qualify for Governmental Authority certification or accreditation.

(ix) Except as would not reasonably be expected to have a Material Adverse Effect, neither Parent, nor its Subsidiaries (including any Healthcare Subsidiary) nor, to Borrower’s, Holdings’ or the other Obligors’ knowledge, Managed Company, or any owner, officer, director, managing employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company has (A) had a civil monetary penalty assessed against him/her/it pursuant to 42 U.S.C. § 1320a‑7a or is the subject of a proceeding seeking to assess such penalty; (B) been excluded from participation in a Federal Health Care Program or to Borrower’s, Holdings’ and the other Obligors’ knowledge is the subject of a proceeding seeking to assess such penalty; (C) been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any of those offenses described in 42 U.S.C. § 1320a‑7b or 18 U.S.C. § 1347, or is the subject of a proceeding regarding such offense; (D) to Borrower’s, Holdings and the other Obligors’ knowledge been involved or named as a defendant in a complaint made by any U.S. Attorney or state office of attorney general or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§ 3729‑31 or qui tam action brought pursuant to 31 U.S.C. §§ 3729 et seq. or any similar state law; or (E) to Borrower’s, Holdings or the other Obligors’ knowledge, been or become subject to any Governmental Authority investigation, excluding routine audits or reviews, related to its material compliance with Health Care Laws or involving or threatening its participation in Medicare, Medicaid or other Third Party Payor Programs or its billing practices with respect thereto other than routine audits.

(x) Parent, its Subsidiaries (including any Healthcare Subsidiary) and, to Borrower’s and Holdings’ knowledge, any Managed Company: (A) has not knowingly retained an overpayment received from, or failed to refund any amount due to, any Third Party Payor Program in material violation of any Health Care Law; or (B) has not received written notice of, or has no knowledge of, any material overpayment or refunds due to any Third Party Payor Program.

(xi) True and correct copies of all of the Management Services Documents have been provided to Administrative Agent prior to the Closing Date. Parent and each of its Subsidiaries are in compliance with its obligations in all material respects under each Management Services Document, except where non‑compliance would not reasonably be expected to result in a Material Adverse Change. To the knowledge of Borrower, Holdings and the other Obligors, no default, event of default or other event entitling any party thereto to terminate any Management Services Document has occurred. To the knowledge of Borrower, Holdings and the other Obligors, all other parties to each Management Services Document are in compliance in all material respects with their respective obligations thereunder.

(xii) True and correct copies of all of the Healthcare Subsidiary Management Agreements have been provided to Administrative Agent prior to the Closing Date. As of the Closing Date, Parent and each of its Subsidiaries are in compliance with its obligations in all material respects under each Healthcare Subsidiary Management Agreement, except where non‑compliance would not reasonably be expected to result in a Material Adverse Change. To the knowledge of Borrower, Holdings and the other Obligors, as of the Closing Date, no default, event of default or other event entitling any party thereto to terminate any Healthcare Subsidiary Management Agreement has occurred. To the knowledge of Borrower, Holdings and the other Obligors, as of the Closing Date, all other parties to each Healthcare Subsidiary Management Agreement are in compliance in all material respects with their respective obligations thereunder.

(xiii) Borrower hereby covenants and agrees to notify Administrative Agent within five (5) Business Days following becoming aware of clear and convincing evidence, that, in the sole judgement of Borrower, after consultation with legal counsel, (A) would make any of the representations and warranties in this Section 7.19 untrue, incomplete or incorrect and (B) could reasonably be expected to result in a Material Adverse Change, and shall provide to Administrative Agent promptly after Administrative Agent’s request information as Administrative Agent shall reasonably request regarding such disclosure.

(xiv) All contractual arrangements to which the Obligors are a party, including without limitation the Management Services Documents, are in compliance with all Health Care Laws, except where any non‑compliance would not reasonably be expected to result in a Material Adverse Change. The corporate structure of the Obligors and any compensation arrangements comply in all respects with all Health Care Laws, including any Laws prohibiting the corporate practice of licensed professions or fee‑splitting, except where any non‑compliance would not reasonably be expected to result in a Material Adverse Change.

(xv) For purposes of this Section 7.19, all representations and warranties with respect to Managed Companies are made to the actual knowledge of the Obligors.

Section 7.20. Regulatory Approvals on the Closing Date; Health Care Representations and Warranties on the Closing Date. As of the Closing Date,

(a) Parent and its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Parent and its Subsidiaries to conduct their respective operations and business in the manner currently conducted.

(b) (i) Parent and its Subsidiaries (including each Healthcare Subsidiary), and to the knowledge of Borrower and Holdings, each Managed Company has (A) each material Health Care Permit, necessary to engage in its business, (B) no knowledge of any material default under, violation of, or other material noncompliance with the terms and conditions of any such material Health Care Permit and (C) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such material Health Care Permit. All such material Health Care Permits are valid and in full force and effect and Parent and its Subsidiaries (including each Healthcare Subsidiary), and to the knowledge of Borrower and Holdings, each Managed Company is in material compliance with the terms and conditions of all such material Health Care Permits, except where failure to be in such compliance or for a material Health Care Permit to be valid and in full force and effect could not reasonably be expected to have a Material Adverse Change.

(ii) To the knowledge of Parent and its Subsidiaries (including each Healthcare Subsidiary), all professional health care providers employed or contracted by Parent, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company to perform professional services within the scope of their professional license for Borrower, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company or at a facility owned or operated by such Person(s) (collectively, the “Licensed Personnel”) (A) are appropriately licensed in the jurisdiction in which they hold themselves out to Borrower, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company as professional health care providers and perform services for Parent, its Subsidiaries (including each Healthcare Subsidiary) and each Managed Company and, to the knowledge of Parent, Borrower and its Subsidiaries (including each Healthcare Subsidiary), no suspension, revocation, termination, impairment, modification or nonrenewal of any such license is pending or threatened in writing, except in each case where the failure to hold such professional licenses in full force and effect or such suspension, revocation, termination, impairment, modification or nonrenewal would not reasonably be expected to have, in the aggregate, a Material Adverse Change and (B) have not been debarred from participating in government contracts, subcontracts, loans, grants and other assistance programs or excluded from participation in a state or federal health care program.

(iii) Parent, its Subsidiaries (including any Healthcare Subsidiaries) and, to Borrower’s and Holdings’ knowledge, the Managed Companies have obtained and maintain accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by a Health Care Law or Governmental Authority.

(iv) Parent, its Subsidiaries (including each Healthcare Subsidiary) and, to Borrower’s and Holdings’ knowledge, each Managed Company holds in full force and effect all Third Party Payor authorizations necessary to participate in and be reimbursed by all Third Party Payor Programs in which Holdings, its Subsidiaries (including each Healthcare Subsidiary) or, to Borrower’s and Holdings’ knowledge, each Managed Company participates (if any), except where the failure to do so has not had or could not reasonably be expected to have, in the aggregate, a Material Adverse Change. To the knowledge of Borrower and Holdings, there is no investigation, audit, claim review, or other action pending or, to the knowledge of Holdings, Borrower and the other Obligors, threatened in writing, which could result in a suspension, revocation, termination, restriction, limitation, modification or nonrenewal of any authorization from a Third Party Payor or result in the exclusion of Parent, its Subsidiaries (including each Healthcare Subsidiary) or any Managed Company from any Third Party Payor Program that could reasonably be expected to have, in the aggregate, a Material Adverse Change.

(v) Neither Parent, nor any of its Subsidiaries (including any Healthcare Subsidiary), nor to Borrower’s and Holdings’ knowledge, any Licensed Personnel or any Managed Company, is in material default or material violation of any Health Care Laws that could reasonably be expected to have a Material Adverse Change. Borrower and its Subsidiaries (including each Healthcare Subsidiary) and, to Borrower’s and Holdings’ knowledge, each Managed Company is HIPAA Compliant and compliant with all other Applicable Laws regarding the privacy, security, processing, maintenance, use and/or disclosure of medical information (collectively, including HIPAA, “Privacy Obligations”). Neither Parent, nor any of its Subsidiaries (including any Healthcare Subsidiary) nor, to Borrower’s and Holdings’ knowledge, any Managed Company has experienced a breach relating to its Privacy Obligations.

(vi) Neither Parent, nor any of its Subsidiaries (including any Healthcare Subsidiary) nor any Licensed Personnel or Managed Company, or any owner, officer, director, managing employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in Parent, any of its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company, have been debarred or excluded from participation under a Federal Health Care Program. Neither Parent nor any of its Subsidiaries (including any Healthcare Subsidiary), nor any Licensed Personnel or Managed Company, is a party to any corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Authority.

(vii) To Borrower’s knowledge, neither Parent nor any of its Subsidiaries (including any Healthcare Subsidiary) nor any Licensed Personnel or Managed Company, are subject to any civil or criminal suit, claim, administrative hearing or, to Holdings’, Borrower’s and the other Obligors’ knowledge, investigation by any Governmental Authority (including the Office of the Inspector General of the U.S. Department of Health and Human Services) (A) which would reasonably be expected to result in the imposition of a fine or other sanction, which would have a Material Adverse Change; (B) which pertains to a potential overpayment matter or the alleged fraudulent submission of claims to a Third Party Payor by Borrower, any Subsidiary (including any Healthcare Subsidiary) or any Managed Company (excluding any overpayment investigated in an audit conducted in the ordinary course, e.g., a routine CMS recovery audit contractor audit); or (C) which would reasonably be expected to result in the revocation, transfer, surrender, suspension or other impairment of any Health Care Permits of Borrower, any of its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company, which could reasonably be expected to have a Material Adverse Change.

(viii) Neither Parent, nor any Subsidiary (including any Healthcare Subsidiary), nor to Borrower’s Holdings’ or the other Obligors’ knowledge, any Licensed Personnel or Managed Company, or any owner, officer, director, managing employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in Parent, any Subsidiary (including any Healthcare Subsidiary) or any Managed Company, has engaged, or is alleged by a Governmental Authority to have engaged, in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under any Federal Health Care Program; (B) knowingly and willfully making or causing to be made any false statement or false representation of a material fact for use in determining rights to any benefit or payment under any Federal Health Care Program; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Federal Health Care Program on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (x) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Third Party Payor Program in violation of the Health Care Laws, or (y) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by any Third Party Payor Program in violation of the Health Care Laws; or (E) presenting or causing to be presented a claim for reimbursement for services that is for an item or services that was known, or should have been known, to be (x) not provided as claimed, or (y) false or fraudulent; or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to Borrower, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company in order that Borrower, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company may qualify for Governmental Authority certification or accreditation.

(ix) Neither Parent, nor its Subsidiaries (including any Healthcare Subsidiary) nor, to Borrower’s, Holdings’ or the other Obligors’ knowledge, Managed Company, or any owner, officer, director, managing employee or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company has (A) had a civil monetary penalty assessed against him/her/it pursuant to 42 U.S.C. § 1320a‑7a or is the subject of a proceeding seeking to assess such penalty; (B) been excluded from participation in a Federal Health Care Program or to Borrower’s, Holdings’ and the other Obligors’ knowledge is the subject of a proceeding seeking to assess such penalty; (C) been convicted (as that term is defined in 42 C.F.R. § 1001.2) of any of those offenses described in 42 U.S.C. § 1320a‑7b or 18 U.S.C. § 1347, or is the subject of a proceeding regarding such offense; (D) to Borrower’s, Holdings and the other Obligors’ knowledge been involved or named as a defendant in a complaint made by any U.S. Attorney or state office of attorney general or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§ 3729‑31 or qui tam action brought pursuant to 31 U.S.C. §§ 3729 et seq. or any similar state law; or (E) to Borrower’s, Holdings or the other Obligors’ knowledge, been or become subject to any Governmental Authority investigation, excluding routine audits or reviews, related to its material compliance with Health Care Laws or involving or threatening its participation in Medicare, Medicaid or other Third Party Payor Programs or its billing practices with respect thereto other than routine audits.

(x) Parent, its Subsidiaries (including any Healthcare Subsidiary) and, to Borrower’s and Holdings’ knowledge, any Managed Company: (A) has not knowingly retained an overpayment received from, or failed to refund any amount due to, any Third Party Payor Program in material violation of any Health Care Law; or (B) has not received written notice of, or has no knowledge of, any material overpayment or refunds due to any Third Party Payor Program.

(xi) Set forth on Schedule 7.20(e) is a complete and correct list of all Management Services Documents as of the Closing Date. True and correct copies of all of the Management Services Documents have been provided to Administrative Agent prior to the Closing Date. Parent and each of its Subsidiaries are in compliance with its obligations in all material respects under each Management Services Document, except where non‑compliance would not reasonably be expected to result in a Material Adverse Change. To the knowledge of Borrower, Holdings and the other Obligors, no default, event of default or other event entitling any party thereto to terminate any Management Services Document has occurred. To the knowledge of Borrower, Holdings and the other Obligors, all other parties to each Management Services Document are in compliance in all material respects with their respective obligations thereunder.

(xii) Set forth on Schedule 7.20(f) is a complete and correct list of all Healthcare Subsidiary Management Agreements as of the Closing Date. True and correct copies of all of the Healthcare Subsidiary Management Agreements have been provided to Administrative Agent prior to the Closing Date. As of the Closing Date, Parent and each of its Subsidiaries are in compliance with its obligations in all material respects under each Healthcare Subsidiary Management Agreement, except where non‑compliance would not reasonably be expected to result in a Material Adverse Change. To the knowledge of Borrower, Holdings and the other Obligors, as of the Closing Date, no default, event of default or other event entitling any party thereto to terminate any Healthcare Subsidiary Management Agreement has occurred. To the knowledge of Borrower, Holdings and the other Obligors, as of the Closing Date, all other parties to each Healthcare Subsidiary Management Agreement are in compliance in all material respects with their respective obligations thereunder.

(xiii) Borrower hereby covenants and agrees to notify Administrative Agent within five (5) Business Days following becoming aware of clear and convincing evidence, that, in the sole judgement of Borrower, after consultation with legal counsel, (A) would make any of the representations and warranties in this Section 7.20 untrue, incomplete or incorrect and (B) could reasonably be expected to result in a Material Adverse Change, and shall provide to Administrative Agent promptly after Administrative Agent’s request information as Administrative Agent shall reasonably request regarding such disclosure.

(xiv) All contractual arrangements to which the Obligors are a party, including without limitation the Management Services Documents, are in compliance with all Health Care Laws, except where any non‑compliance would not reasonably be expected to result in a Material Adverse Change. The corporate structure of the Obligors and any compensation arrangements comply in all respects with all Health Care

Laws, including any Laws prohibiting the corporate practice of licensed professions or fee‑splitting, except where any non‑compliance would not reasonably be expected to result in a Material Adverse Change.

(xv) For purposes of this Section 7.20, all representations and warranties with respect to Managed Companies are made to the actual knowledge of the Obligors.

Section 8. Affirmative Covenants.

Each Obligor covenants and agrees with Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than contingent indemnification obligations for which no claims has been made) have been paid in full in cash:

Section 8.01. Financial Statements and Other Information. Borrower will furnish to Administrative Agent:

(a) within 45 days after the end of the first three fiscal quarters of each fiscal year, the consolidated balance sheets of the Combined Group as of the end of such quarter, the related consolidated statements of income, shareholders’ equity and cash flows of the Combined Group for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied (other than with respect to stock‑based compensation expenses), all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year and showing Revenue on a consolidating basis, together with a certificate of a Responsible Officer of the Combined Group stating that such financial statements fairly present the financial condition of Borrower as at such date and the results of operations of the Combined Group for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year‑end audit adjustments and except for the absence of notes;

(b) within 90 days after the end of each fiscal year, the consolidated balance sheets of the Combined Group as of the end of such fiscal year, the related consolidated statements of income, shareholders’ equity and cash flows of the Combined Group for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year and showing Revenue on a consolidating basis, accompanied by a report and opinion thereon of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception (other than a “going concern” qualification or similar limitation) or any qualification or exception as to the scope of such audit, and in the case of such consolidating financial statements, certified by a Responsible Officer of Borrower;

(c) [reserved];

(d) together with the financial statements required pursuant to Sections 8.01(a), a compliance certificate of a Responsible Officer of Borrower as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit D (a “Compliance Certificate”) including details of any material issues that are raised by auditors (if any); provided that, with respect to the final fiscal quarter of each fiscal year, Borrower shall deliver to Administrative Agent such Compliance Certificate within 75 days after the end of each such fiscal quarter;

(e) promptly upon receipt thereof, copies of all letters of representation signed by Parent to its auditors and copies of all auditor reports (but only to the extent not prohibited by such auditor to be shared with Administrative Agent and the Lenders);

(f) within 90 days (or such later date as Administrative Agent may agree in its reasonable discretion) after the beginning of each fiscal year, a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Combined Group as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Responsible Officer of Borrower to the effect that the Budget is based on assumptions believed by Borrower to be reasonable as of the date of delivery thereof;

(g) promptly, and in any event within five Business Days after notice has been delivered to Parent, its Subsidiaries or any Managed Company thereof, notice that a Tax Return is under audit or examination by any Governmental Authority;

(h) promptly, and in any event within five Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which an Obligor may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor;

(i) upon the request of Administrative Agent, the information regarding insurance maintained by the Obligors and their respective Subsidiaries as required under Section 8.05;

(j) promptly following Administrative Agent’s request at any time, evidence of Borrower’s compliance with Section 10.01;

(k) promptly following Administrative Agent’s request from time to time, the Combined Group’s internally prepared monthly consolidated financial statements, in a form of presentation reasonably acceptable to Administrative Agent; and

(l) promptly following Administrative Agent’s request from time to time, such other customary information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors pursuant to or in response to any environmental, social and governance policies and questionnaires of Administrative Agent or any Lender.

Any notice required to be delivered under Section 8.01(a), (b), (d), (e) or (f) shall be deemed to be delivered if Parent has publicly disclosed the relevant information in a filed SEC Document.

Section 8.02. Notices of Material Events. Borrower will furnish to Administrative Agent written notice of the following promptly after a Responsible Officer first learns of the existence of:

(a) the occurrence of any Default;

(b) notice of the occurrence of any event with respect to an Obligor’s property or assets resulting in a Loss aggregating $7,500,000 (or the Equivalent Amount in other currencies) or more;

(c) in each case to the extent it could reasonably be expected to result in a Material Adverse Effect, (A) any proposed acquisition of stock, assets or property by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws, and (B)(1) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to any Obligor’s Knowledge, threatened against or affecting Parent or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

(d) the assertion of any environmental matter by any Person against, or with respect to the activities of, Parent, any of its Subsidiaries or any Managed Company and any alleged violation of or non‑compliance with any Environmental Laws or any permits, licenses or authorizations which could reasonably be expected to involve damages in excess of $500,000 other than any environmental matter or alleged violation that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

(e) the filing or commencement of any action, suit or proceeding by or before any arbitrator, Governmental Authority or regulator against or affecting Parent, any of its Subsidiaries or any Managed Company that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(f) (i) receipt by Parent, any of its Subsidiaries or any Managed Company of any notice of loss of licensure, loss of participation under any reimbursement program or loss of applicable health care license or certificate of authority, or loss of, limitation on or condition upon any permit, authorization, accreditation, or qualification or any notice relating to the threatened loss of any of the foregoing, from any Governmental Authority or regulator that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (ii) receipt of notice by Parent, any of its Subsidiaries or any Managed Company that it will be excluded from participation in any Federal Health Care Program;

(g) receipt by Parent, any of its Subsidiaries or any Managed Company of any other material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority or private insurance company pursuant to a provider agreement that, if not promptly complied with or cured, would reasonably be expected to result in the suspension or forfeiture of any license, certification or licensure necessary for Parent, such Subsidiary or such Managed Company to carry on its business as then conducted or the termination of any insurance or reimbursement program available to Parent, any Subsidiary or any Managed Company and that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(h) (i) receipt by Parent, any of its Subsidiaries or any Managed Company of any subpoena or civil investigative demand letter from a Governmental Authority related to alleged non-compliance with Health Care Laws or alleged material overpayments or refunds due any Third Party Payor Program; or (ii) receipt by Parent, any of its Subsidiaries or any Managed Company of a notification or written assertion (in a form other than a subpoena or civil investigative demand letter) from a Governmental Authority related to alleged non-compliance with Health Care Laws or alleged material overpayments or refunds due any Third Party Payor Program other than as could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

(i) (i) promptly, and in any event within ten (10) days after any Obligor becomes aware of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten days, after any Responsible Officer of any Obligor knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(j) (i) the termination of any Material Agreement; (ii) the receipt by Parent, any of its Subsidiaries or any Managed Company of any material notice under any Material Agreement; (iii) the entering into of any new Material Agreement by an Obligor; or (iv) any material amendment to a Material Agreement;

(k) any data breach or other cybersecurity event affecting the information system of Parent, any of its Subsidiaries (including Healthcare Subsidiaries) or any Managed Company which impacts the protected information of 500 or more individuals, for which notification is required to be made to the Office of Civil Rights at the U.S. Department of Health and Human Services;

(l) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(m) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving an Obligor, in each case, that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect;

(n) a licensing agreement or arrangement entered into by Parent or any Subsidiary in connection with any infringement or alleged infringement of the Intellectual Property of another Person;

(o) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(p) concurrently with the delivery of financial statements under Section 8.01(b), the creation or other acquisition of any Intellectual Property by Parent, any Subsidiary or any Managed Company after the Closing Date and during such prior fiscal year which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority;

(q) concurrently with the delivery of financial statements under Section 8.01(a), any change to Parent’s, any Subsidiary’s or any Managed Company’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to Administrative Agent notice of such change and related account details (if any); and

(r) such other customary information respecting the operations, properties, business or condition (financial or otherwise) of Parent, its Subsidiaries and the Managed Companies (including with respect to the Collateral) as Administrative Agent may from time to time reasonably request.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

Section 8.03. Existence; Conduct of Business. Such Obligor will, and will cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

Section 8.04. Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, pay and discharge its obligations, including (i) all material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Parent, any Subsidiary or any Managed Company, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; and (ii) all material lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

Section 8.05. Insurance. Such Obligor will, and will cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the request of Administrative Agent or the Majority Lenders, such Obligor shall furnish Administrative Agent from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Such Obligor shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to such Obligor without at least 30 days’ prior written notice to such Obligor and Administrative Agent. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Secured Parties to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of such Obligor (payable on demand). The amount of any such expenses shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.” It is understood and agreed that Administrative Agent is an additional insured for all liability insurance policies of Parent and its Subsidiaries by written contract and a lenders’ loss payee for all property insurance policies of Parent and its Subsidiaries by written contract.

Section 8.06. Books and Records; Inspection Rights. (a) Such Obligor will, and will cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, keep proper books of record and account in accordance with GAAP.

(b) Such Obligor will, and will cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, permit any representatives designated by Administrative Agent upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, to inspect its facilities and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times (but not more often than once per year in the aggregate unless an Event of Default has occurred and is continuing) as Administrative Agent may request. The Obligors shall pay all documented out‑of‑pocket costs of all such inspections.

Section 8.07. Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws).

Section 8.08. Maintenance of Properties, Etc. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, such Obligor shall, and shall cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

Section 8.09. Licenses. Such Obligor shall, and shall cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, obtain and maintain all material licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties.

Section 8.10. Action under Environmental Laws. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, such Obligor shall, and shall cause each of its Subsidiaries to and will use commercially reasonably efforts to cause each Managed Company to, upon becoming aware of the presence of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

Section 8.11. Use of Proceeds. The proceeds of the Term Loans will be used only as provided in Section 2.04. No part of the proceeds of the Term Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 8.12. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors. Such Obligor will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries (other than (x) any Excluded Foreign Subsidiary not required to be a Subsidiary Guarantor under Section 8.12(b)(i), and any Domestic Subsidiary owned by such Excluded Foreign Subsidiary, and (y) any Healthcare Subsidiary) are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Parent or any of its Subsidiaries shall form or acquire any new Subsidiary (other than (x) any Excluded Foreign Subsidiary not required to be a Subsidiary Guarantor under Section 8.12(b)(i), and any Domestic Subsidiary owned by such Excluded Foreign Subsidiary, and (y) any Healthcare Subsidiary), such Obligor and its Subsidiaries shall within 30 days of forming or acquiring such new Subsidiary:

(i) cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii) take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Liens) Liens on substantially all of the property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder; and

(iii) deliver such evidence of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as Administrative Agent or the Majority Lenders shall have reasonably requested.

(b) Excluded Foreign Subsidiaries. (i) In the event that, at any time, Excluded Foreign Subsidiaries have, in the aggregate, (A) total revenues constituting 5% or more of the total revenues of Parent and its Subsidiaries on a consolidated basis, or (B) total assets constituting 5% or more of the total assets of Parent and its Subsidiaries on a consolidated basis, promptly (and, in any event, within 30 days after such time) Obligors shall cause one or more of such Excluded Foreign Subsidiaries, including any Domestic Subsidiary owned by such Excluded Foreign Subsidiary, to become Subsidiary Guarantors in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non‑guarantor Excluded Foreign Subsidiaries in the aggregate shall cease to have revenues or assets, as applicable, that meet the thresholds set forth in clauses (A) and (B) above; provided that no Excluded Foreign Subsidiary, or any Domestic Subsidiary owned by such Excluded Foreign Subsidiary, shall be required to become a Subsidiary Guarantor if doing so would result in material adverse tax consequences for Parent and its Subsidiaries, taken as a whole.

(ii) With respect to each First‑Tier Foreign Subsidiary that is not a Subsidiary Guarantor, the applicable Obligor shall grant a security interest and Lien in 65% of each class of voting Equity Interest and 100% of all other Equity Interests in such First‑Tier Foreign Subsidiaries in favor of the Secured Parties as Collateral for the Obligations. Without limiting the generality of the foregoing, in the event that any Obligor shall form or acquire any new Subsidiary that is a First‑Tier Foreign Subsidiary, such Obligor will promptly and in any event within 30 days of the formation or acquisition of such Subsidiary (or such longer time as consented to by Administrative Agent in writing) grant a security interest and Lien in 65% of each class of voting Equity Interests and 100% of all other Equity Interests of such Subsidiary in favor of the Secured Parties as Collateral for the Obligations (provided that in the case of a First‑Tier Foreign Subsidiary that is a Subsidiary Guarantor, such Obligor shall grant a security interest and Lien in 100% of the Equity Interests of such Subsidiary in favor of the Secured Parties as Collateral for the Obligations), including entering into any necessary local law security documents and delivery of certificated securities issued by such First‑Tier Foreign Subsidiary as required by this Agreement or the Security Agreement.

(iii) For the purposes of this Section 8.12(b), the determination of whether a “material adverse tax consequence” shall be deemed to result from (x) any Foreign Subsidiary, or any Domestic Subsidiary owned by an Excluded Foreign Subsidiary, becoming a Subsidiary Guarantor, or (y) any Obligor granting a perfected first priority security interest and Lien in more than 65% of the voting stock of a First‑Tier Foreign Subsidiary, shall be made by Majority Lenders in their sole but reasonable discretion, following consultation with Parent.

(c) Further Assurances. Such Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by Administrative Agent or the Majority Lenders to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by Administrative Agent or the Majority Lenders to create, in favor of the Secured Parties, perfected security interests and Liens in substantially all of the property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements and exclusions of the Security Documents.

Section 8.13. [Reserved].

Section 8.14. Intellectual Property. In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor

Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).

Section 8.15. [Reserved].

Section 8.16. Health Care Affirmative Covenants. Parent and its Subsidiaries (including any Healthcare Subsidiary) shall and Borrower, to the extent such obligation is imposed on Borrower by any Management Services Agreement, shall cause any Managed Company to:

(a) timely file or cause to be timely filed (after giving effect to any extension duly obtained), materially accurate and complete notifications, reports, submissions, permit renewals and reports of every kind whatsoever required by Health Care Laws in order for Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company to carry on its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Change;

(b) maintain in full force and effect, and free from restrictions or conditions, all Health Care Permits necessary under Health Care Laws to carry on the business of Parent, its Subsidiaries (including any Healthcare Subsidiary) and any Managed Company, except as would not reasonably be expected to have a Material Adverse Change;

(c) [reserved];

(d) (i) maintain a corporate health care regulatory compliance program (“CCP”) for the purpose of compliance with all applicable Health Care Laws, provide regular CCP training to its directors and employees, and (ii) modify the CCP from time to time as may be necessary to ensure continuing compliance with all applicable Health Care Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Change;

(e) at all times be in compliance with all applicable Health Care Laws relating to the operation of the business of Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company, except as could not reasonably be expected to have a Material Adverse Change;

(f) at all times be HIPAA Compliant and compliant with all other Privacy Obligations, except where non‑compliance would not reasonably be expected to result in a Material Adverse Change;

(g) be and remain in compliance with all requirements for participation in, and for licensure required to provide the goods or services that are reimbursable under, Medicare, Medicaid and other Third Party Payor Programs, except where non‑compliance could not reasonably be expected to have a Material Adverse Change;

(h) require all Licensed Personnel to be in compliance with all applicable Health Care Laws in the performance of their duties to or for Parent, its Subsidiaries (including any Healthcare Subsidiary) or any Managed Company, and to maintain in full force and effect all professional licenses and other Health Care Permits required to perform such duties, except where non‑compliance could not reasonably be expected to have a Material Adverse Change;

(i) keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law, except where failure to do so could not reasonably be expected to have a Material Adverse Change;

(j) prohibit all of its current and future shareholders from authorizing or approving any pledge of, or granting a lien on or security interest in, any assets of any Healthcare Subsidiary or Managed Company; and

(k) cause all business arrangements of Parent, its Subsidiaries (including any Healthcare Subsidiary) and any Managed Company to be structured to comply in all material respects with all Health Care Laws.

Section 8.17. Management Services Documents. Borrower, Parent and the other Obligors shall:

(a) promptly provide Administrative Agent with an executed copy of any Management Services Document entered into after the Closing Date, including all amendments, waivers or supplements with respect thereto;

(b) promptly notify Administrative Agent in writing at any time that any Person becomes a Managed Company subject to a Management Services Agreement and provide to Administrative Agent (i) such information about such Managed Company as Administrative Agent may reasonably request; (ii) an updated Schedule 7.20(e); (iii) a fully-executed set of Management Services Documents relating to such Managed Company; and (iv) a fully-executed collateral assignment of such Management Services Documents substantially in the form of the collateral assignment provided to Administrative Agent on the Closing Date; and

(c) maintain in full force and effect the Management Services Documents to the extent necessary to carry on the business of Borrower and its Subsidiaries (including any Healthcare Subsidiary) and any Managed Company.

Section 9. Negative Covenants.

Each Obligor covenants and agrees with Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than contingent indemnification obligations for which no claims has been made) have been paid in full in cash:

Section 9.01. Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a) the Obligations;

(b) Indebtedness existing on the Closing Date and set forth on Schedule 9.01(b) and Permitted Refinancings thereof;

(c) Permitted Earn-Outs;

(d) accounts payable to trade creditors for goods and services, accrued expenses, medical expenses and current operating liabilities in each case not the result of the borrowing of money and incurred in the ordinary course of such Obligor’s or such Managed Company’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(e) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Obligor, any Subsidiary or any Managed Company in the ordinary course of business;

(f) Indebtedness (i) owed by any Obligor to any other Obligor, (ii) owed by an Obligor to a Subsidiary that is not an Obligor so long as such Indebtedness is subordinated to the Obligations in a manner, and pursuant to documentation, satisfactory to Administrative Agent, (iii) owed by a Subsidiary that is not an Obligor to any other Subsidiary that is not an Obligor and (iv) owed by a Subsidiary that is not an Obligor to any Obligor so long as, in the case of clause (iv), such Indebtedness is evidenced by a note (including a global intercompany note) (which may provide that any obligations under such note are subordinated to regulatory claims against and obligations of such Subsidiary that is not an Obligor to the extent required by law or Governmental Authority and shall otherwise be in form and substance reasonably satisfactory to Administrative Agent) and pledged and delivered to Administrative Agent pursuant to the Security Agreement; provided that in each case such Indebtedness is permitted as an Investment under Section 9.05;

(g) Guarantees by any Obligor of Indebtedness of any other member of the Combined Group;

(h) Capital Lease Obligations, mortgage financings and other Indebtedness incurred by Parent, any Subsidiary thereof or any Managed Company within 270 days after the acquisition, lease, construction, installation, repair, replacement or improvement of the respective property (real or personal), equipment or other asset (whether through the direct purchase of property or the Equity Interests of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, installation, repair, replacement or improvement (and any Permitted Refinancings thereof), in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 9.01(h), would not exceed $1,000,000;

(i) Indebtedness of Parent, any Subsidiary thereof or any Managed Company pursuant to Hedging Agreements entered into for non‑speculative purposes to hedge against or mitigate interest rate risk to which Parent, such Subsidiary or such Managed Company has actual exposure;

(j) Indebtedness of a Person existing at the time such Person became a Subsidiary or assumed in connection with the acquisition of Property to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such Property being acquired and (ii) neither Borrower nor any Subsidiary (other than such Person or, so long as such Subsidiary was formed for the purpose of such merger or acquisition, any Subsidiary that such Person merges with or that acquires such Property) has any liability or other obligation with respect to such Indebtedness, up to a maximum of $2,000,000 in the aggregate;

(k) Indebtedness consisting of obligations under deferred compensation or other similar arrangements;

(l) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(m) Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(n) Indebtedness of Parent or any Subsidiary or any Managed Company under letters of credit or any other instrument to the extent obtained to support obligations under any Third Party Payor Program;

(o) Indebtedness of Parent, any Subsidiary thereof or any Managed Company, in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 9.01(o), would not exceed $2,000,000 (and Permitted Refinancings thereof);

(p) Guarantees of performance obligations under any Third Party Payor Program or similar arrangements in the ordinary course of business;

(q) Permitted Convertible Debt in an aggregate principal amount outstanding at any time not to exceed the greater of (x) $600,000,000 and (y) 20% of the Market Capitalization (measured as of the pricing of the relevant Permitted Convertible Debt);

(r) Indebtedness approved in advance in writing by the Majority Lenders;

(s) corporate credit card obligations in the ordinary course of business; and

(t) unsecured Indebtedness, in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 9.01(s), would not exceed $20,000,000.

Section 9.02. Liens. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens securing the Obligations;

(b) any Lien on any property or asset of Parent or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 9.02(b); provided that (i) no such Lien shall extend to any other property or asset of Parent or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the Closing Date and Permitted Refinancings thereof;

(c) Liens on Property of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition so long as (i) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, (ii) such Liens are applicable only to specific Property, (iii) such Liens are not “blanket” or all asset Liens, (iv) such Liens do not attach to any other Property of Borrower or any of its Subsidiaries and (v) the Indebtedness secured by such Liens is permitted under Section 9.01(j);

(d) Liens securing Indebtedness permitted under Section 9.01(h); provided that such Liens are restricted solely to the collateral described in Section 9.01(h);

(e) Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(f) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(g) Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(h) servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by Applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(i) with respect to any real Property, (A) such defects or encroachments as might be revealed by an up‑to‑date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to Applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in Applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(j) Liens securing judgments that do not constitute an Event of Default under Section 11.01(k);

(k) Liens on not more than $100,000 of deposits securing Hedging Agreements permitted to be incurred by Section 9.01(i);

(l) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), leases (other than Capital Lease Obligations), letters of credit, performance bonds and other obligations of a like nature incurred in the ordinary course of business or pursuant to any Third Party Payor Program;

(m) Liens with respect to property or assets of Parent, any Subsidiary thereof or any Managed Company securing obligations in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Lien, would not exceed $1,000,000;

(n) Liens that are contractual rights of set‑off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of Parent, any Subsidiary thereof or any Managed Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent, any Subsidiary thereof or any Managed Company, including with respect to credit card charge‑backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent, any Subsidiary thereof or any Managed Company in the ordinary course of business;

(o) Liens securing Indebtedness permitted under Section 9.01(q);

(p) Permitted Licenses; and

(q) Liens securing Permitted Convertible Debt expressly subordinated to the prior payment in full of the Obligations hereunder on terms reasonably satisfactory to Administrative Agent;

provided that, notwithstanding anything to the contrary in this Agreement, no Lien (other than inchoate Liens arising by Law that are Permitted Liens) shall be permitted on the Equity Interests of any Subsidiary (except any Lien securing the Obligations).

Section 9.03. Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, (i) enter into any transaction of merger, amalgamation or consolidation, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) make any Acquisition or otherwise acquire any business or substantially all the property from, or capital stock of, or be a party to any acquisition of, any Person, except:

(a) Investments permitted under Section 9.05(e);

(b) the merger, amalgamation or consolidation of (i) any Obligor with or into any other Obligor; provided that, in the case of a merger, amalgamation or consolidation with or into Borrower, Borrower shall be the surviving entity and (ii) any Subsidiary or Managed Company (in each case that is not an Obligor) into any other Subsidiary or Managed Company; provided that, (x) in the case of a merger, amalgamation or consolidation with or into an Obligor, such Obligor shall be the surviving entity and (y) in the case of a merger, amalgamation or consolidation of a Managed Company with or into a Subsidiary, such Subsidiary shall be the surviving entity;

(c) the sale, lease, transfer or other disposition by (i) any Obligor of any or all of its property to any other Obligor, (ii) any Subsidiary or Managed Company of any or all of its property (upon voluntary liquidation or otherwise) to any other Subsidiary and (iii) any Managed Company of any or all of its property (upon voluntary liquidation or otherwise) to another Managed Company;

(d) the sale, transfer or other disposition of the capital stock of any Obligor to any other Obligor;

(e) the liquidation, winding up or dissolution of any Person (other than Parent, Healthcare Holdco, Holdings or Borrower) into any Subsidiary or Obligor that is its parent entity; provided that, in the case of the liquidation, winding up or dissolution of a Subsidiary Guarantor, the assets of such liquidating, wound up or dissolving Person shall become property of an Obligor; and

(f) Permitted Acquisitions (including by way of a merger with or into a Subsidiary).

Section 9.04. Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, engage to any material extent in any business other than the business engaged in on the Closing Date by Parent, any Subsidiary or any Managed Company or a business reasonably related thereto or a reasonable extension thereof.

Section 9.05. Investments. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a) Investments outstanding on the Closing Date and identified in Schedule 9.05;

(b) operating deposit accounts with banks;

(c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(d) Permitted Cash Equivalent Investments;

(e) Investments by (i) any Obligor in any other Obligor, (ii) any Obligor in any Healthcare Subsidiary in such amounts required by any state or federal Law or regulation to maintain required cash reserves, working capital or positive net‑worth balances or to otherwise comply with all Applicable Laws and regulations (including capital contributions made in the form of cancellation of intercompany payables and receivables), (iii) any Subsidiary that is not an Obligor in any other Subsidiary, (iv) Parent and its Subsidiaries in any Managed Company in connection with capitation payments to such Managed Company and to otherwise fund payroll, employee benefits, cost subsidies and other expenses, in each case, in the ordinary course of business and in accordance with the Management Service Documents applicable to such Managed Company and (v) any Obligor in any Healthcare Subsidiary to fund expenses in the ordinary course of business and in accordance with the Healthcare Subsidiary Management Agreement applicable to such Healthcare Subsidiary;

(f) Hedging Agreements permitted under Section 9.01(i), and, to the extent constituting Investments, Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into in connection with Permitted Convertible Debt;

(g) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(h) employee loans, travel advances and guarantees in accordance with Parent’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $200,000 outstanding at any time (or the Equivalent Amount in other currencies);

(i) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(j) Funded Investments; provided that, Borrower shall have furnished to Administrative Agent and Lenders a duly and properly completed certificate signed by a Responsible Officer evidencing that immediately after giving pro forma effect to such Investment, the Obligors shall be in compliance with the financial covenant set forth in Section 10.01 and the financial covenant set forth in Section 10.02 (provided that in the event that a calculation of the minimum Liquidity in Section 10.01 or the Funded Indebtedness to Revenue Ratio in Section 10.02 is required to be made on a pro forma basis prior to September 30, 2022, the required financial covenant level for such calculation shall be deemed to be the required ratio level as of September 30, 2022);

(k) Controlled JV Investments; provided that, Borrower shall have furnished to Administrative Agent and Lenders a duly and properly completed certificate signed by a Responsible Officer evidencing that immediately after giving pro forma effect to such Investment, the Obligors shall be in compliance with the financial covenant set forth in Section 10.01 and the financial covenant set forth in Section 10.02 (provided that in the event that a calculation of the minimum Liquidity in Section 10.01 or the Funded Indebtedness to Revenue Ratio in Section 10.02 is required to be made on a pro forma basis prior to September 30, 2022, the required financial covenant level for such calculation shall be deemed to be the required ratio level as of September 30, 2022); provided further that, the aggregate amount (excluding any amount financed with the proceeds of contemporaneous Delayed Draw Term Loans or Qualified Equity Interests) for all such Controlled JV Investments made pursuant to this Section 9.05(k) shall not exceed the difference of $125,000,000 less the amount of any Investments made pursuant to Section 9.05(l) less any usage of the Additional Amount elected by Borrower to be applied to this Section 9.05(k);

(l) additional Investments not to exceed $50,000,000 in the aggregate less any usage of the Additional Amount elected by Borrower to be applied to this Section 9.05(l); and

(m) Investments permitted under Section 9.03.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, common stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that to the extent (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such excess is not fully offset by an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Parent, Holdings or Borrower, as applicable, may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Parent, Holdings or Borrower, as applicable, from the substantially concurrent issuance of common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Parent, Holdings or Borrower, as applicable, pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Parent, Holdings or Borrower, as applicable, shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

Section 9.06. Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) Parent may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

(b) any Subsidiary of Parent may pay dividends or make other distributions to the owners of its Equity Interests on a pro rata basis;

(c) Restricted Payments may be made in respect of (i) general corporate operating and overhead, legal, accounting and other professional fees and expenses of Parent or any parent entity and (ii) franchise and similar taxes and other fees and expenses in connection with the maintenance of Parent’s or any parent entity’s existence and Parent’s or any parent entity’s direct or indirect ownership of Parent and its Subsidiaries, as applicable, in an aggregate amount not to exceed $300,000 per fiscal year; provided that the amount of all such Restricted Payments in this clause (c) shall not exceed the portion of any amounts that are allocable to Parent and its Subsidiaries (which (x) shall be 100% at any time that, as the case may be, (1) Parent owns, directly or indirectly, no material assets other than the Equity Interests of Holdings and assets incidental to such equity ownership or (2) any parent entity owns directly or indirectly no material assets other than Equity Interests of Holdings and any other parent entity and assets incidental to such equity ownership and (y) in all other cases shall be as determined in good faith by Borrower);

(d) with respect of any taxable period for which Parent and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which Parent (or its direct or indirect parent, if applicable) is the common parent, Restricted Payments to Parent (or such direct or indirect parent, if applicable) in an amount not to exceed the amount of any U.S. federal, state, and/or local income taxes that Parent (or the applicable parent) owes to the appropriate taxing authorities for such taxable period and that such payor(s) of the Restricted Payment(s) would have paid for such taxable period had such payor(s) and/or its Subsidiaries been a stand-alone corporate taxpayer or a stand-alone corporate group (to the extent such income taxes are not directly paid by such payor(s) or its Subsidiaries) (such distributions, in each case, “Tax Distributions”); provided that, no later than ten (10) Business Days after the filing of an annual income Tax Return of Parent (or its direct or indirect parent, if applicable) that is the common parent reporting income for which Tax Distributions have been or will be made, Borrower shall deliver to Administrative Agent a certificate duly executed and completed by a financial officer of Borrower stating the amount of all Tax Distributions made during the year to which such Tax Return applies and containing a schedule, in reasonable detail, setting forth the calculation thereof;

(e) Restricted Payments to Parent or any parent entity which Parent or such parent entity shall use to repurchase, or make scheduled payments on, pay or retire promissory notes issued to finance the repurchase of Qualified Equity Interests from any present or former directors, consultants, officers or employees (and their respective immediate family, including their spouses, ex‑spouses, children, stepchildren and their respective lineal descendants) (but excluding any such Persons that are Sponsors), in an aggregate amount not to exceed $10,000,000 through the Stated Maturity Date, so long as no Event of Default has occurred and is continuing immediately before and after giving effect to such payment; provided that the amount of all such Restricted Payments in this clause (e) shall not exceed the portion of any amounts that are allocable to Parent and its Subsidiaries (which (x) shall be 100% at any time that, as the case may be, (1) Parent owns, directly or indirectly, no material assets other than the Equity Interests of Healthcare Holdco and Holdings and assets incidental to such equity ownership or (2) any parent entity owns directly or indirectly no material assets other than Equity Interests of Healthcare Holdco and Holdings and any other parent entity and assets incidental to such equity ownership and (y) in all other cases shall be as determined in good faith by Borrower);

(f) any person may make non‑cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(g) that constitute payments in respect of Permitted Earn-Outs, so long as no Event of Default has occurred and is continuing immediately before and after giving effect to such payment;

(h) Restricted Payments in an aggregate amount not to exceed $250,000; provided that no Event of Default shall have occurred and be continuing;

(i) delivery of Qualified Equity Interests upon conversion of any convertible Indebtedness otherwise permitted by Section 9.01(q); and

(j) additional Restricted Payments, so long as (x) both before and immediately after giving effect to any such payment, no Event of Default shall have occurred and be continuing and (y) Borrower shall have furnished to Administrative Agent a duly and properly completed Compliance Certificate demonstrating that after giving pro forma effect to such payment, the Total Leverage Ratio is no greater than 2.50 to 1.00.

Notwithstanding the foregoing and for the avoidance of doubt, Parent may issue additional Qualified Equity Interests to employees of Parent or any of its Subsidiaries in connection with the exercise or vesting of stock options, stock appreciation rights, restricted stock units, restricted stock or similar equity incentives or equity-based incentive plan in the ordinary course of business and consistent with past practice so long as no Change of Control shall occur as a result thereof.

Notwithstanding the foregoing, Parent, Holdings or Borrower, as applicable, may (A) pay the purchase price of any Permitted Bond Hedge Transaction or (B) settle, unwind or terminate all or any portion of any Permitted Warrant Transaction by (I) set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction or (II) delivery of common stock of Parent.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section shall not prohibit the conversion (including any payment upon conversion, whether in cash, common stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that to the extent (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such excess is not fully offset by an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Parent, Holdings or Borrower, as applicable, may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Parent, Holdings or Borrower, as applicable, from the substantially concurrent issuance of common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Parent, Holdings or Borrower, as applicable, pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Parent, Holdings or Borrower, as applicable, shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

Notwithstanding the foregoing, Borrower may make Restricted Payments to Holdings and/or Parent, and Holdings may make Restricted Payments to Parent, in an amount equal to any amount payable by Parent and/or Holdings in respect of Permitted Convertible Debt that would be permitted to be paid by Borrower hereunder, were Borrower the issuer of such Permitted Convertible Debt.

Section 9.07. Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, make any payments in respect of any Indebtedness that is subordinated in right of payment to the Obligations other than:

(a) Permitted Refinancings of any Indebtedness permitted to be incurred under Section 9.01;

(b) regularly‑scheduled interest, principal and fees due thereunder (to the extent permitted under the terms of any subordination to the Obligations);

(c) the conversion of any such Indebtedness to Equity Interests of Holdings, Parent or any parent entity;

(d) payments of intercompany Indebtedness permitted in reliance on Section 9.01(f) (to the extent permitted under the terms of any subordination to the Obligations); and

(e) payments in respect of Permitted Earn-Outs.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, common stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided to the extent (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such excess is not fully offset by an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess shall not be permitted by the preceding sentence.

Furthermore, Parent, Holdings or Borrower, as applicable, may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Parent from the substantially concurrent issuance of common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Parent, Holdings or Borrower, as applicable, pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Parent, Holdings or Borrower, as applicable, shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

Section 9.08. Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, change the last day of its fiscal year from that in effect on the Closing Date, except (i) to the extent that prior written notice of such change is provided to Administrative Agent and Borrower and Administrative Agent have made all adjustments to this Agreement reasonably determined by Administrative Agent as necessary to reflect such change in fiscal year and (ii) to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of Parent.

Section 9.09. Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, sell, lease, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries) to any Person in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a) transfers of cash in the ordinary course of its business for equivalent value;

(b) sales of inventory in the ordinary course of its business on ordinary business terms;

(c) Permitted Licenses;

(d) transfers of Property by (i) any Obligor to any other Obligor, (ii) any Subsidiary that is not an Obligor to any other Subsidiary and (iii) any Managed Company to any other Managed Company;

(e) dispositions of any equipment that is obsolete or worn out or no longer used or useful in the business of the Obligors, any Subsidiary or any Managed Company;

(f) any transaction permitted under Section 9.03 or 9.05; and

(g) any other Asset Sale the Asset Sale Net Proceeds of which are applied as required under Section 3.03(b)(i); provided that (i) at least 80% of the consideration therefor received in the Asset Sale received by such Obligor, Subsidiary or Managed Company is in the form of cash or Permitted Cash Equivalent Investments and (ii) the consideration received in respect of such Asset Sale shall be an amount at least equal to the fair market value of the assets sold in such Asset Sale.

Section 9.10. Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions between or among (i) Obligors, (ii) Subsidiaries that are not Obligors and/or Managed Companies and (iii) Obligors and Subsidiaries that are not Obligors and/or Managed Companies, but, in the case of clause (iii), only to the extent that such transactions are on fair and reasonable terms no less favorable to the Obligors than would be obtained in a comparable arm’s length transaction with a person not an Affiliate;

(b) any transaction permitted under Section 9.01, 9.02, 9.03, 9.05, 9.06, 9.07 or 9.09;

(c) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Parent or any Subsidiary in the ordinary course of business;

(d) customary transactions between the Obligors and the Managed Companies, in each case in the ordinary course of business consistent with past practice, to enable the Managed Companies to comply with all applicable Health Care Laws, including, without limitation, rules and regulations regarding the practice of medicine in various states, and for the payment of labor and services; provided that such transactions are upon fair and reasonable terms that are no less favorable to the Obligors than would be obtained in an arm’s length transaction with a non‑Affiliated Person;

(e) administrative and management services provided by any member of the Combined Group to Subsidiaries and Managed Companies in the ordinary course of business consistent with those provided on the Closing Date to Subsidiaries and Managed Companies;

(f) transactions upon terms that are substantially no less favorable, when taken as a whole, to Parent, such Subsidiary or Managed Company, as applicable, than would be obtained in a comparable arm’s‑length transaction with a non‑Affiliated Person; and

(g) the transactions set forth on Schedule 9.10.

Section 9.11. Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than:

(a) restrictions and conditions imposed by Law or by this Agreement;

(b) Restrictive Agreements listed on Schedule 7.15;

(c) any agreement or other instrument of a Person acquired by any Obligor or any Subsidiary thereof which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and their Subsidiaries, or the property or assets of the Person and their Subsidiaries, so acquired;

(d) contracts or agreements for the sale of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of such Subsidiary, in each case solely to the extent restricting the assets to be sold pending the closing of such sale;

(e) restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or arising in connection with Permitted Liens;

(f) customary provisions in joint venture agreements and other similar agreements relating to the Equity Interests of such joint venture or similar arrangement entered into in the ordinary course of business or consistent with past practice or industry norm;

(g) customary provisions contained in leases and licenses entered into in the ordinary course of business and consistent with past practice or industry norm; and

(h) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or the assignment or transfer of any such lease, license (including without limitation, licenses of Intellectual Property) or other contracts.

Section 9.12. Amendments to Organizational Documents. Such Obligor will not enter into any amendment to or modification of its organizational documents in a manner that would reasonably be expected to be materially adverse to the interests, or rights or remedies of, Administrative Agent and the Lenders.

Section 9.13. Excess Cash. Except (i) to the extent required by any state or federal Law or regulation to maintain required cash reserves, working capital or positive net‑worth balances applicable to any Healthcare Subsidiary or to otherwise comply with all Laws and regulations applicable to any Healthcare Subsidiary or Managed Company (and additional cash reserves maintained consistent with past practice to ensure such compliance) and (ii) for reasonable amounts to cover current operating expenses, the Obligors will ensure that the cash and Permitted Cash Equivalent Investments of the Obligors are held by an Obligor in a Deposit Account or Securities Account over which the Secured Parties have a perfected security interest, in each case, solely to the extent required pursuant to the Security Agreement.

Section 9.14. Sales and Leasebacks. Except as disclosed on Schedule 9.14, such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Parent or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Parent or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

Section 9.15. Hazardous Material. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

Section 9.16. Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to and will use commercially reasonable efforts to not permit any Managed Company to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

Section 9.17. Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Benefit Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect.

Section 9.18. Health Care Negative Covenants. The Obligors shall not, and shall cause their respective Subsidiaries (if any) not to and shall use commercially reasonable efforts to cause each Managed Company not to, without Administrative Agent’s prior written consent, do any of the following:

(a) make any transfer of a Health Care Permit or rights thereunder to any Person other than any Person approved by Administrative Agent in advance in writing;

(b) make any pledge or hypothecation of any Health Care Permit as collateral security for any indebtedness other than indebtedness to Lender;

(c) make any rescission, withdrawal, revocation, amendment or modification of or other alteration to the nature, tenor or scope of any Health Care Permit without Administrative Agent’s prior written consent, except where any such rescission, withdrawal, revocation, amendment or modification or other alteration could not reasonably be expected to have a Material Adverse Change;

(d) cause any fact, event or circumstance for which notice to Administrative Agent is required under Section 7.19, without Administrative Agent’s prior written consent;

(e) agree to do any of the foregoing, unless such agreement either (i) provides that it is subject to the prior written consent of Administrative Agent or (ii) would only take effect after the payment in full of the Obligations; or

(f) enter into, or permit to exist, or become effective, any agreement with any Person by which or otherwise permit any circumstances by which either (i) any Healthcare Subsidiary would create, incur, assume or permit to exist any Lien (other than Permitted Liens) upon any of its property, assets or revenues, whether now owned or hereafter acquired or (ii) the equity interests of any Healthcare Subsidiary would be pledged to any Person or otherwise subject to any Lien.

Section 9.19. Holding Company Status. None of Healthcare Holdco or Holdings shall engage in any business activities, incur any Indebtedness or contingent obligation (except as permitted under this Agreement) or own any property or assets other than (i) in the case of Healthcare Holdco, ownership of the equity interests in Holdings and in the case of Holdings, ownership of the equity interests in Borrower and (ii) activities and contractual rights incidental to maintenance of its corporate existence, performance of any of its obligations under the Loan Documents to which it is a party.

Section 9.20. Redemption of Permitted Convertible Debt. No Obligor shall, nor shall it permit its Subsidiaries to, exercise any redemption right with respect to any Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Borrower’s common stock, unless (i) any conversions of Permitted Convertible Debt in connection with such redemption are settled solely in stock (together with cash in lieu of the issuance of any fractional share of stock), or (ii) the Obligations (other than inchoate indemnity obligations) are repaid in full in cash and the Lenders’ obligation to make Term Loans has terminated.

Section 10. Financial Covenants.

Section 10.01. Minimum Liquidity. The Obligors, in the aggregate, shall maintain at the end of each calendar day at least $23,000,000 in Liquidity.

Section 10.02. Funded Indebtedness to Revenue Ratio. Commencing on September 30, 2022, and as of the last day of each fiscal quarter thereafter, the Combined Group shall maintain a Funded

Indebtedness to Revenue Ratio for each Test Period ended on each such date of not greater than the ratio set forth in the table below for each respective fiscal quarter:

Fiscal Quarter Ended	Maximum Funded Indebtedness to Revenue Ratio
Each fiscal quarter ending September 30, 2022 through and including September 30, 2023	0.21 to 1.00
Each fiscal quarter ending December 31, 2023 through and including September 30, 2024	0.20 to 1.00
Each fiscal quarter ending December 31, 2024 through and including September 30, 2025	0.19 to 1.00
Each fiscal quarter ending December 31, 2025 through and including September 30, 2026	0.18 to 1.00
Fiscal quarter ending December 31, 2026 and each fiscal quarter thereafter	0.17 to 1.00

Section 11. Events of Default.

Section 11.01. Events of Default. Each of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Obligor shall fail to pay (i) any interest when due and payable, and such failure shall continue unremedied for a period of three (3) Business Days or (ii) any Obligation (other than an amount referred to in Section 11.01(a) or 11.01(b)(i)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Parent or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 6.03, 8.02, 8.03 (with respect to Borrower’s existence), 8.11, 8.12, 9 or 10;

(e) [Reserved];

(f) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, if such failure shall continue unremedied for a period of 30 or more days;

(g) (i) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness shall occur or (ii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness or (y) any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Debt, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default;

(h) any Obligor or Subsidiary or, to the extent any Managed Company contributes more than $20,000,000 of the Revenue of Parent, its Subsidiaries and the Managed Companies for the immediately preceding twelve‑month period, such Managed Company:

(i) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii) commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding‑up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding‑up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(v) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h) or (i), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(i) any petition is filed, application made or other proceeding instituted against or in respect of Parent or any Subsidiary or, to the extent any Managed Company contributes more than $20,000,000 of the Revenue of Parent, its Subsidiaries and the Managed Companies for the immediately preceding twelve‑month period, such Managed Company:

(i) seeking to adjudicate it an insolvent;

(ii) seeking a receiving order against it;

(iii) seeking liquidation, dissolution, winding‑up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding‑up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property;

and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Parent or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that, if Parent or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(j) any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(h) or (i);

(k) one or more judgments or settlements for the payment of money in an aggregate amount in excess of $2,500,000 (or the Equivalent Amount in other currencies) shall be rendered against or entered into by any Obligor or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment or settlement creditor to attach or levy upon any assets of any Obligor to enforce any such judgment or settlement;

(l) (i) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change of Control shall occur;

(n) [reserved];

(o) (i) any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens), (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 14) shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 14), or the enforceability thereof, shall be repudiated in writing or contested in writing by any Obligor;

(p) any injunction or action, including by any Governmental Authority, whether temporary or permanent, shall be rendered against Parent or any Subsidiary that prevents Parent and its Subsidiaries from operating their insurance business in California for more than 45 consecutive calendar days; or

(q) any of the Management Services Documents shall fail for any reason to be in full force and effect or the Obligors are in default in any material respect with any terms or conditions of such Management Services Documents beyond the applicable grace period, but only to the extent any such failure or default would reasonably be expected to have a Material Adverse Change.

Section 11.02. Remedies. (a) Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h), (i) or (j)), and at any time thereafter during the continuance of such event, the Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations (including fees specified in the Fee Letter), shall become due and payable immediately (in the case of the Term Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(b) Upon the occurrence of any Event of Default described in Section 11.01(h), (i) or (j), the Commitments shall automatically terminate and the principal of the Term Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Term Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(c) Prepayment Premium and Redemption Price. (i) For the avoidance of doubt, the Prepayment Premium (as a component of the Redemption Price) shall be due and payable whenever so stated in this

Agreement, or by any applicable operation of law, regardless of the circumstances causing any related acceleration or payment prior to the Stated Maturity Date, including any Event of Default or other failure to comply with the terms of this Agreement, whether or not notice thereof has been given, or any acceleration by, through, or on account of any bankruptcy filing.

(ii) For the avoidance of doubt, the Prepayment Premium (as a component of the Redemption Price) and the fees specified in the Fee Letter that are payable upon the repayment of the Term Loans shall be due and payable at any time the Term Loans become due and payable prior to the Stated Maturity Date for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Term Loans or Loan Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of Lenders in receiving the full benefit of their bargained‑for Prepayment Premium or Redemption Price as provided herein). The Obligors and Lenders acknowledge and agree that any Prepayment Premium and the fees specified in the Fee Letter due and payable in accordance with the Loan Documents shall not constitute unmatured interest, whether under section 502(b)(3) of the Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Lenders receive the benefit of their bargain under the terms of this Agreement.

(iii) Each Obligor acknowledges and agrees that the Lenders shall be entitled to recover the full amount of the Redemption Price and the fees specified in the Fee Letter in each and every circumstance such amount is due pursuant to or in connection with this Agreement and the Fee Letter, including in the case of any Obligor’s bankruptcy filing, so that the Lenders shall receive the benefit of their bargain hereunder and otherwise receive full recovery as agreed under every possible circumstance, and Borrower hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Lenders may suffer or incur resulting from or arising in connection with any breach hereof or thereof by Borrower shall constitute secured obligations owing to the Lenders.

Section 12. Administrative Agent.

Section 12.01. Appointment and Duties.

(a) Appointment of Administrative Agent. Each Lender hereby irrevocably appoints Oxford (together with any successor Administrative Agent pursuant to Section 12.09) as Administrative Agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Obligor or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents, (iii) act as agent of such Lender for purposes of acquiring, holding, enforcing and perfecting all Liens granted by the Obligors on the Collateral to secure any of the Obligations and (iv) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h), (i) or (j) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h), (i) or (j) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise, (vii) enter into subordination agreements or intercreditor agreements with respect to Indebtedness of an Obligor, (viii) enter into non‑disturbance agreements and similar agreements and (ix) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub‑agent for Administrative Agent and the Secured Parties for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by an Obligor with, and cash and Permitted Cash Equivalent Investments held by, such Lender, and may further authorize and direct any Lender to take further actions as collateral sub‑agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under the Loan Documents, Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in the foregoing clauses (i) through (iii).

Section 12.02. Binding Effect. Each Lender agrees that (i) any action taken by Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 12.03. Use of Discretion.

(a) No Action without Instructions. Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a), Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 12.04. Delegation of Rights and Duties. Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through or to any trustee, co‑agent, sub‑agent, employee, attorney‑in‑fact and any other Person (including any other Secured Party). Any such Person shall benefit from this Section 12 to the extent provided by Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agent. The exculpatory provisions of this Article shall apply to any such trustee, co‑agent, sub‑agent, employee, attorney‑in‑fact and any other Person, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent.

Section 12.05. Reliance and Liability. (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon legal counsel, independent public accountants and experts selected by Administrative Agent, and shall not be liable to Lenders for any action taken or not taken in good faith based upon the advice of such counsel, accountants or experts. In addition, Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, statement, order or other document believed by Administrative Agent in good faith to be genuine and correct, and to have been signed, sent or made by the proper Person or Persons. Administrative Agent shall be fully justified in taking or refusing to take any action under this Agreement and the other Loan Documents unless Administrative Agent (a) receives the advice or consent of Lenders or Majority Lenders, as the case may be, in a manner that Administrative Agent deems appropriate, or (b) is indemnified by Lenders to Administrative Agent’s satisfaction against any and all liability, cost and expense which may be incurred by Administrative Agent by reason of taking or refusing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of all Lenders or Majority Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

(b) None of Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Obligor hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non‑appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Administrative Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Majority Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Administrative Agent, when acting on behalf of Administrative Agent);

(ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Administrative Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Obligor hereby waives and agrees not to assert any right, claim or cause of action it might have against Administrative Agent based thereon.

Section 12.06. Administrative Agent Individually. Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Equity Interests of, engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting Administrative Agent and may receive separate fees and other payments therefor. To the extent Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.

Section 12.07. Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Administrative Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Obligor and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Each Lender expressly acknowledges that neither Administrative Agent, nor any of its officers, directors, employees or agents, has made any representation or warranty to such Lender regarding the transactions contemplated by this Agreement or the financial condition of the Obligors, and such Lender agrees that no action taken by Administrative Agent hereafter, including any review of the business or financial affairs of the Obligors, shall be deemed to constitute a representation or warranty by Administrative Agent to any Lender.

Section 12.08. Expenses; Indemnities. (a) Each Lender agrees to reimburse Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Pro Rata Percentage of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work‑out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Obligor), from and against such Lender’s aggregate Pro Rata Percentage of the liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Administrative Agent or any of its Related Persons to the extent such liability is found in a final, non‑appealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent’s or such Related Person’s gross negligence or willful misconduct.

Section 12.09. Resignation of Administrative Agent. (a) Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective. If Administrative Agent delivers any such notice, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Majority Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this Section 12.09(a) shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 12.03, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

Section 12.10. Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs Administrative Agent to release (or, in the case of Section 12.10(b)(ii), release or subordinate) the following:

(a) any Subsidiary of Parent from its guaranty of any Obligation of any Obligor if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 8.12; and

(b) any Lien held by Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by an Obligor in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 8.12 after giving effect to such Asset Sale have been granted, (ii) any property subject to a Lien described in Section 9.02(d) and (iii) all of the Collateral and all Obligors, upon (A) termination of the Commitments and (B) payment and satisfaction in full of all Loans and all other Obligations that Administrative Agent has been notified in writing are then due and payable.

Each Lender hereby directs Administrative Agent, and Administrative Agent hereby agrees, upon receipt of reasonable advance notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 12.10.

Section 12.11. Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Section 12 and the decisions and actions of Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 12.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Percentage or similar concept, (b) each of Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

Section 12.12. Recovery of Erroneous Payments.

(a) Notwithstanding any other provision of this Agreement, if all or any part of any payment or other distribution of funds by or on behalf of Administrative Agent or its Affiliate to any Obligor, Lender or other recipient (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise) is determined by Administrative Agent in its sole discretion to have been made in error, whether known to the recipient or not, or if such recipient is not otherwise entitled to receive such payment or distribution under the provisions of this Agreement at such time and in such amount from Administrative Agent as determined by Administrative Agent in its sole discretion (any such payment or other distribution of funds, an “Erroneous Payment”), then such Obligor, Lender or other recipient shall on demand repay to Administrative Agent (promptly, but in no event later than two Business Days following such demand) the portion of such Erroneous Payment that was made in error (or otherwise not intended (as determined by Administrative Agent) to be received) in the amount made available by Administrative Agent or its Affiliate to such Obligor, Lender or other recipient, with interest thereon, for each day from and including the date such amount was made available by Administrative Agent or its Affiliate to such Obligor, Lender or other recipient to but excluding the date of payment to Administrative Agent, at the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Obligor, Lender and other potential recipient of an Erroneous Payment hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Payment. Any determination by Administrative Agent, in its sole discretion, that all or a portion of any distribution or payment to any Obligor, Lender or other recipient was an Erroneous Payment shall be conclusive absent manifest error. Each Obligor, Lender or other recipient of an Erroneous Payment hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Obligor, Lender or other recipient under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Obligor, Lender or other recipient from any source, against any amount due to Administrative Agent under this subsection (a) or under the indemnification provisions of this Agreement.

(b) Each Obligor, Lender or other potential recipient hereby agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent or its Affiliate (i) that is in a different amount than, or on a different date from, that specified in a written notice sent by Administrative Agent or its Affiliate with respect to such payment or (ii) that was not preceded or accompanied by a written notice, such Obligor, Lender or other recipient shall be on notice, in each such case, that an error has been made with respect to such payment. Each Obligor, Lender or other recipient agrees that, in each such case, or if it otherwise becomes aware a payment (or portion thereof) may have been sent or received in error, such Obligor, Lender or other recipient shall promptly notify Administrative Agent of such occurrence. Administrative Agent shall inform each recipient promptly upon determining that any payment made to such recipient comprised, in whole or in part, an Erroneous Payment.

(c) Borrower and each other Obligor hereby agrees that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Obligor. If, notwithstanding the foregoing, the making of an Erroneous Payment is deemed, as a matter of law or otherwise, to pay, prepay, repay, discharge or otherwise satisfy any portion of the Obligations, such portion shall be deemed reinstated upon the sending of a notice of demand by Administrative Agent pursuant to subsection (a) above. Each party’s obligations under this Section 12.12 shall survive the resignation or replacement of Administrative Agent or the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d) To the extent permitted by applicable law, no Obligor, Lender or other recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(e) The parties hereto agree that Administrative Agent shall be contractually subrogated to all the rights and interests of any applicable Obligor, Lender or other recipient of an Erroneous Payment under the Loan Documents with respect to each Erroneous Payment to the extent not repaid by such Obligor, Lender or other recipient.

Section 12.13. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Employee Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender's entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.14. Privacy Laws. Administrative Agent acknowledges and agrees that Borrower may be required to adhere to certain restrictions and conditions regarding the use and/or disclosure of patient health information and personal information to which Administrative Agent may have access under this Agreement in order to comply with federal and state laws and/or regulations governing the privacy, security, integrity, and confidentiality of patient health information or personal information, including without limitation, regulations, standards and rules promulgated under HIPAA (collectively, the “Privacy Laws”). Administrative Agent agrees to maintain the privacy, security, and confidentiality of patient health information and personal information obtained as a result of this Agreement in accordance with the Privacy Laws and shall not obtain, use, disclose or release patient health information or personal information except as specifically authorized herein or as required by the Privacy Laws. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Obligors shall not be required to disclose to Administrative Agent or any Lender any patient health information or personal information in connection with the administration of the Term Loans or otherwise in connection with the Loan Documents, it being acknowledged by the parties hereto that disclosure of patient health information or personal information may not be permitted, or may otherwise be restricted, by the Privacy Laws.

Section 12.15. Events of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than a payment Event of Default under Section 11.01(a)) unless Administrative Agent has received written notice from the Obligors or a Lender describing such Default or Event of Default with specificity. In the event that Administrative Agent receives such a notice, Administrative Agent shall promptly give notice thereof to all Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders or Majority Lenders, as the case may be, provided that (a) if appropriate, Administrative Agent may require indemnification from Lenders under Section 12.08 prior to taking such action, (b) under no circumstances shall Administrative Agent have an obligation to take any action that Administrative Agent believes in good faith would violate any Law or any provision of this Agreement or the other Loan Documents, and (c) unless and until Administrative Agent shall have received direction from Lenders or Majority Lenders, as the case may be, Administrative Agent may (but shall not be obligated to) take such action or refrain from taking action with respect to such Default or Event of Default as Administrative Agent shall deem advisable and in the best interests of Lenders.

Section 13. Miscellaneous.

Section 13.01. No Waiver. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 13.02. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including prepaid overnight courier, email or similar writing) delivered, if to Borrower, Parent, another Obligor, Administrative Agent or any Lender, to its address specified on Schedule 13.02 attached hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower and Administrative Agent by the assignee Lender forthwith upon such assignment). Each such notice, request or other communication shall be effective if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 13.02. Notices and other communications delivered through electronic communications to the extent provided in the paragraph below shall be effective as provided in such paragraph.

Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 13.03. Expenses, Indemnification, Etc.

(a) Expenses. Borrower agrees to pay or reimburse (i) Administrative Agent and the Lenders for all of their reasonable and documented out‑of‑pocket costs and expenses (including the reasonable fees and expenses of Chapman and Cutler LLP, special counsel to Administrative Agent and the Lenders) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Term Loans (exclusive of post‑closing costs), (y) post‑closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) Administrative Agent and the Lenders for all of their out‑of‑pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default.

(b) Indemnification. Borrower hereby indemnifies Administrative Agent, each Lender, their respective Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Term Loans, and any claim, investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to any of the foregoing, whether or not any Indemnified Party is a party to an actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based in contract, tort or any other theory, and whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, and whether or not the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss (x) is found in a final, non‑appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct, (y) arose from a material breach of such Indemnified Party’s obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non‑appealable judgment) or (z) arose from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of Borrower or any of its Affiliates and is brought by an Indemnified Party against another Indemnified Party (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against Administrative Agent in its capacity as such). No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Term Loans. Borrower, Parent, their Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Term Loans. This Section 13.03(b) shall not apply with respect to any Indemnified Taxes, which are covered by Section 5.03(d), or any Excluded Taxes.

Section 13.04. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and the Majority Lenders (or Administrative Agent on behalf of such Majority Lenders); provided however, that no such amendment, discharge, termination, waiver or other modification shall, (a) unless signed by each Lender directly affected thereby, amend or waive Borrower’s compliance with any term or provision of this Agreement, if the effect of such amendment or waiver would be to (i) reduce the principal of, or rate of interest on, the Term Loans (other than the application of the Default Rate and with respect to any mandatory prepayments under Section 3.02(b)), (ii) reduce or waive the payment of any fee in which all Lenders share hereunder or (iii) extend the Maturity Date or the date fixed for payment of any installment of principal thereof or any interest or fee or other amounts payable hereunder; or (b) unless signed by each Lender, (i) alter or amend the definition of “Majority Lenders”, (ii) except as otherwise expressly permitted or required hereunder, release all or substantially all of the Collateral or Guarantees in any transaction or series of related transactions; or (iii) amend any provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder. No amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, Administrative Agent (or otherwise modify any provision of Section 12 or the application thereof) unless in writing and signed by Administrative Agent in addition to any signature otherwise required.

Administrative Agent shall have the right in its sole discretion to (i) release any Lien on any property granted to or held by Administrative Agent under any Loan Document as set forth in Section 12.10; (ii) subordinate any Lien on any Property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Property securing Indebtedness permitted pursuant to Section 9.01(h); and (iii) amend any provision of this Agreement or the other Loan Documents in order to cure any error, ambiguity, defect or inconsistency set forth therein. In the event Administrative Agent or Majority Lenders terminate this Agreement pursuant to the terms hereof, Administrative Agent and Majority Lenders agree to cease making additional loans or advances upon the effective date of termination, except for expenses which Administrative Agent in its sole discretion determines are reasonably required to preserve, protect or realize upon the Collateral. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and a change in the principal of, or interest on, the Term Loans made by such Defaulting Lender and any date fixed for payment of principal of, or interest on, the Term Loans made by such Defaulting Lender may not be made without the consent of such Lender.

Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, any provision of this Agreement may be amended (or amended and restated) by an agreement in writing entered into by Borrower, the Majority Lenders and Administrative Agent if (i) by the terms of such agreement, the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of all amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower, Administrative Agent and such Lender.

Section 13.05. Successors and Assigns.

(a) General. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Lenders. Any of the Lenders may assign or otherwise transfer any of their rights or obligations hereunder or under any of the other Loan Documents to an assignee (i) in accordance with the provisions of Section 13.05(b), (ii) by way of participation in accordance with the provisions of Section 13.05(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.05(g). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.05(e) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any of the Lenders may, with the prior written consent of Borrower (such consent not to be unreasonably withheld, delayed or conditioned), at any time assign to one or more Eligible Transferees all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Term Loans at the time owing to it); provided, however, that (i) no such assignment shall be made to Borrower, an Affiliate of Borrower, or any employees or directors of Borrower at any time, (ii) the consent of Borrower shall not be required at any time any Specified Event of Default has occurred and is continuing, (iii) the consent of Borrower to an assignment to any one or more Eligible Transferees will be deemed to have been given if Borrower has not responded within three (3) Business Days after the delivery of any request for such consent and (iv) the consent of Borrower shall not be required (A) for any assignment to any Approved Fund, any Affiliate of any Lender or Administrative Agent and (B) for any assignment in connection with a distribution of assets in connection with a liquidation of a Lender. Subject to the recording thereof by Administrative Agent pursuant to Section 13.05(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lenders under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and

Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 13.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.05(e). On the Syndication Date, Oxford and its Affiliates (including, without limitation, its Approved Funds) shall have at such time in excess of 50% of the aggregate Commitments then in effect and the outstanding principal amount of the Term Loans. For purposes of this Section 13.05(b), “Syndication Date” means the earlier of the date on which Oxford notifies Borrower in writing that it has completed primary post-closing syndication efforts for the Commitments and Term Loans hereunder and the day that is 90 days following the Closing Date.

(c) Amendments to Loan Documents. Each of Administrative Agent, the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to Administrative Agent, the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 13.05.

(d) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount (and stated interest) of the Term Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and the applicable Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any of the Lenders may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with the Lenders in connection therewith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Term Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 13.05(f), Borrower agrees that each Participant shall be entitled to the benefits of Section 5 (subject to the requirements and limitations therein, including the requirements under Section 5.03(g) (it being understood that the documentation required under Section 5.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.05(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender.

(f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03 than its participating Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitment, loan, letter of credit or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letters of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure its obligations, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Each Lender may (without the consent of Administrative Agent, any Obligor or any other Lender) transfer, assign, pledge or collaterally assign and grant a security interest in or to all (or a portion) of its rights and obligations under this Agreement in connection with any pledge, sale or assignment in connection with any financing transaction, securitization or loan facility (collectively, the “Financing Transaction”), including, without limitation, any proceeding or action related to the Financing Transaction where the Term Loan is sold or assigned as part of a foreclosure, asset sale, bid wanted in competition process or other similar transaction, including all rights, benefits, warranties, representations, covenants, indemnities and remedies, and all proceeds of the foregoing, contained in this Agreement and any of the other Loan Documents and, notwithstanding any provision in this Agreement or any other Loan Document to the contrary, there shall be no requirement, limitation or restriction on the ability of each such transferee, pledgee or assignee to foreclose upon and further assign or otherwise transfer all (or a portion) of such rights upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that in each case, no such transfer, pledge or assignment shall be made to any Person that is not an Eligible Transferee, or release such Lender from any of its obligations hereunder or substitute any such transferee, pledgee or assignee for such Lender as a party hereto unless such transferee, pledgee or assignee executes and delivers to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption.

Section 13.06. Survival. The obligations of the Obligors under Sections 5.01, 5.02, 5.03, 13.03, 13.05, 13.09, 13.10, 13.11, 13.12, 13.13, 13.14, 13.20 and Section 14 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Term Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty.

Section 13.07. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 13.08. Counterparts; Effectiveness of Electronic Documents and Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Document shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary. Notwithstanding the forgoing, Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any electronic document or signature.

Section 13.09. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5‑1401 of the New York General Obligations Law shall apply.

Section 13.10. Jurisdiction, Service of Process and Venue.

(a) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in any court of the State of New York sitting in New York County (Borough of Manhattan) or of the United States for the Southern District of New York or in the courts of its own corporate domicile and irrevocably submits to the non‑exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 13.10(a) is for the benefit of Administrative Agent and the Lenders only and, as a result, neither Administrative Agent nor any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by Applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(b) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of Administrative Agent or the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c) Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

Section 13.11. Waiver of Jury Trial. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other loan documents or the transactions contemplated hereby or thereby.

Section 13.12. Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

Section 13.13. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Each Obligor acknowledges, represents and warrants that in deciding to enter into this Agreement and the other loan documents or in taking or not taking any action hereunder or thereunder, it has not relied, and will not rely, on any statement, representation, warranty, covenant, agreement or understanding, whether written or oral, of or with Administrative Agent or the Lenders other than those expressly set forth in this Agreement and the other loan documents.

Section 13.14. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

Section 13.15. No Fiduciary Relationship. Each Obligor acknowledges that Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

Section 13.16. Confidentiality. Each of Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its

Affiliates and to its Related Persons (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Persons (including any self‑regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Persons) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder (it being understood that the list of Ineligible Institutions may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)); (g) on a confidential basis to (i) any rating agency in connection with rating Parent, Borrower or the Subsidiaries or the Term Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans; (h) with the consent of Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 13.16, or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Obligors. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents.

For purposes of this Section 13.16, “Information” means all information received from Parent or any of its Subsidiaries relating to Parent or any of its Subsidiaries or any of their respective businesses, including all information received pursuant to the obligations of Parent or any of its Subsidiaries under Section 8.02 of this Agreement, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Parent or any Subsidiary.

The obligations of any Person required to maintain the confidentiality of Information as provided in this Section 13.16 shall continue with respect to any item of Information for only so long as the item of Information has or retains a confidential nature, but in no event beyond a period of two (2) years from the Termination Date. In no event shall Administrative Agent or any Lender be obligated or required to return any Information furnished by an Obligor.

The provisions of this Section 13.16 shall supersede the terms of that certain confidentiality agreement dated June 24, 2022 between Borrower and Oxford.

Section 13.17. USA PATRIOT Act. Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”) or any Anti‑Money Laundering Laws, they are required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the Act or other Anti‑Money Laundering Laws.

Section 13.18. Maximum Rate of Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by Applicable Law (in each case, the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by Applicable Law.

Section 13.19. Certain Waivers.

(a) Real Property Security Waivers. (i) Each Obligor acknowledges that all or any portion of the Obligations may now or hereafter be secured by a Lien or Liens upon real property evidenced by certain documents including deeds of trust and assignments of rents. The Secured Parties may, pursuant to the terms of said Real Property Security Documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales. Each Obligor agrees that the Secured Parties may exercise whatever rights and remedies they may have with respect to said real property security, all without affecting the liability of any Obligor under the Loan Documents, except to the extent the Secured Parties realize payment by such action or proceeding. No election to proceed in one form of action or against any party, or on any obligation shall constitute a waiver of any Secured Party’s rights to proceed in any other form of action or against any Obligor or any other Person, or diminish the liability of any Obligor, or affect the right of the Secured Parties to proceed against any Obligor for any deficiency, except to the extent the Secured Parties realize payment by such action, notwithstanding the effect of such action upon any Obligor’s rights of subrogation, reimbursement or indemnity, if any, against Obligor or any other Person.

(ii) To the extent permitted under applicable law, each Obligor hereby waives any rights and defenses that are or may become available to such Obligor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(iii) To the extent permitted under applicable law, each Obligor hereby waives all rights and defenses that such Obligor may have because the Obligations are or may be secured by real property. This means, among other things:

(A) the Secured Parties may collect from any Obligor without first foreclosing on any real or personal property collateral pledged by any other Obligor;

(B) If the Secured Parties foreclose on any real property collateral pledged by any Obligor:

(1) The amount of the Term Loans may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(2) the Secured Parties may collect from each Obligor even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right that such Obligor may have to collect from any other Obligor.

(3) To the extent permitted under applicable law, this is an unconditional and irrevocable waiver of any rights and defenses each Obligor may have because the Obligations are or may be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(iv) To the extent permitted under applicable law, each Obligor waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Obligor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(b) Waiver of Marshaling. Without limiting the foregoing in any way, each Obligor hereby irrevocably waives and releases, to the extent permitted by law, any and all rights it may have at any time (whether arising directly or indirectly, by operation of law, contract or otherwise) to require the marshaling of any assets of any Obligor, which right of marshaling might otherwise arise from any payments made or obligations performed.

Section 13.20. Tax Treatment. The parties hereto agree to (a) treat any contingency associated with the Term Loans as described in Treasury Regulations Section 1.1272‑1(c) and/or Treasury Regulations Section 1.1275‑2(h), and therefore not treat any Term Loan as governed by the rules set out in Treasury Regulations Section 1.1275‑4, (b) treat, except with respect to a Lender described in Sections 871(h)(3) or 881(c)(3) of the Code and absent a change in a Requirement of Law, all interest on the Term Loans as “portfolio interest” within the meaning of Sections 871(h) or 881(c) of the Code, and therefore as exempt from withholding tax under Sections 1441(c)(9) or 1442(a) of the Code, and (c) adhere to this Section 13.20 for federal income and any other applicable tax purposes and not to take any action or file any Tax Return, report or declaration inconsistent herewith, except to the extent required by any Requirement of Law.

Section 13.21. Original Issue Discount. For purposes of Sections 1272, 1273 and 1275 of the Code, each Loan is being issued with original issue discount; please contact Thomas Freeman, Chief Financial Officer, 1100 W. Town & Country Road, Suite 1600, Orange, CA 92868, telephone: (657) 218‑7604 to obtain information regarding the issue price, the amount of original issue discount and the yield to maturity.

Section 13.22. Deemed Consent. If a Lender’s consent to a waiver amendment or other course of action is required under the terms of this Agreement and such Lender does not respond to any request by

Agent for such consent within ten (10) Business Days after the date of such request, such failure to respond shall be deemed a consent to the requested course of action.

Section 13.22. Publications. Other than in any SEC Document or in connection with the filing of any SEC Document, no Obligor will in the future issue any press releases or other public disclosure using the name “Oxford Finance LLC” or any other Lender or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Oxford or such Lender, as applicable, and without the prior written consent of Oxford or such Lender, as applicable, unless (and only to the extent that) such Obligor is required to do so under Applicable Law and then, in any event, such Obligor will consult with Oxford or such Lender, as applicable, before issuing such press release or other public disclosure to the extent not prohibited by Applicable Law; provided, however, that no notice, consent or consultation shall be required for any press releases or other public disclosures that include language in form and substance substantially similar to language previously agreed to among an Obligor, Oxford and the Lenders. Each Obligor expressly consents to and authorizes disclosure by Administrative Agent and Lenders of customary information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services. Each Obligor and each Lender hereby authorizes Administrative Agent, at its own expense, to make appropriate announcements of the financial arrangement entered into among the Obligors, Administrative Agent and Lenders pursuant to this Agreement, including announcements which are commonly known as “tombstones”, in such publications and to such parties as Administrative Agent shall in its sole and absolute discretion deem appropriate.

Section 14. Guarantee.

Section 14.01. The Guarantee. The Guarantors hereby jointly and severally guarantee to the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Term Loans and all fees and other amounts from time to time owing to the Secured Parties by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that, if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 14.02. Obligations Unconditional; Guarantor Waivers. The obligations of the Guarantors under Section 14.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above, and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) any change in the time, including the time for any performance or compliance with, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of any Obligor under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any taking, exchange, substitution, release, impairment or non‑perfection of any Collateral, any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations or any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected; and

(e) the failure of any other Person to execute or deliver this Agreement, any Loan Document or any other guaranty or agreement or the release or reduction of liability of any Obligor or other guarantor or surety with respect to the Guaranteed Obligations.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 14.03. Reinstatement. The obligations of the Guarantors under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 14.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments under this Agreement, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 14.01, whether by subrogation or otherwise, against

Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 14.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Secured Parties, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 14.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 14.01.

Section 14.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 14 constitutes an instrument for the payment of money, and consents and agrees that the Secured Parties, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

Section 14.07. Continuing Guarantee. The guarantee in this Section 14 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 14.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 14.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 14 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 14.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and the

Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Closing Date, as of such Closing Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

Section 14.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 14.01 would otherwise, taking into account the provisions of Section 14.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 14.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 14.10. Release. (a) The guarantee by the Guarantors pursuant to this Section 14 shall be automatically released upon the occurrence of any of the following:

(i) When all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full in cash and the other conditions specified in Section 12.10(b)(iii) have been met; and

(ii) Upon the sale of such Guarantor to any Person that is not an Obligor (and is not required to become and Obligor under the Loan Documents) in a transaction permitted under this Agreement.

(b) Administrative Agent shall, at the sole expense of Borrower or the applicable Guarantor, execute and deliver to such Guarantor upon such termination or release such documentation as shall be reasonably requested by the respective Guarantor to affect the termination as required by this Section 14.10.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:

Alignment Healthcare USA, LLC

By: /s/ Thomas Freeman

Name: Thomas Freeman

Title: Chief Financial Officer

Holdings:

Alignment healthcare

Holdco 2, LLC

By: /s/ Thomas Freeman

Name: Thomas Freeman

Title: Chief Financial Officer

Healthcare Holdco:

Alignment healthcare

Holdco 1, LLC

By: /s/ Thomas Freeman

Name: Thomas Freeman

Title: Chief Financial Officer

Parent:

Alignment healthcare, Inc.

By: /s/ Thomas Freeman

Name: Thomas Freeman

Title: Chief Financial Officer

Signature Page to Term Loan Agreement

Subsidiary Guarantors:

Alignment Health Advisors, LLC

By: /s/ Thomas Freeman

Name: Thomas Freeman

Title: Chief Financial Officer

secure health holdings, llc

By: /s/ Thomas Freeman

Name: Thomas Freeman

Title: Chief Financial Officer

Signature Page to Term Loan Agreement

Administrative Agent

Oxford Finance LLC

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

Signature Page to Term Loan Agreement

Lenders:

Oxford Finance LLC, as a Lender

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

OXFORD FINANCE CREDIT FUND II LP, as a Lender

By: Oxford Finance Advisors, LLC, its manager

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

OXFORD FINANCE CREDIT FUND III LP, as a Lender

By: Oxford Finance Advisors, LLC, its manager

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

Signature Page to Term Loan Agreement

Exhibit A

to Term Loan Agreement

Form of Guarantee Assumption Agreement

Guarantee Assumption Agreement dated as of [Date] (this “Agreement”) by [Name of Additional Subsidiary Guarantor], a [___] [___] (the “Additional Subsidiary Guarantor”), in favor of Oxford Finance LLC, as administrative agent and collateral agent (the “Administrative Agent”) for the benefit of the Secured Parties under that certain Term Loan Agreement, dated as of September 2, 2022 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among ALIGNMENT HEALTHCARE, INC., a Delaware corporation, ALIGNMENT HEALTHCARE HOLDCO 1, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the other Obligors from time to time party thereto. The terms defined in the Loan Agreement are herein used as therein defined.

Pursuant to Section 8.12(a) of the Loan Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Loan Agreement, and a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 14.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Section 14 of the Loan Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 7.01, 7.02, 7.03, 7.05(a), 7.06, 7.07, 7.08 and 7.18 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a) of the Loan Agreement to Administrative Agent.

In Witness Whereof, the Additional Subsidiary Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

[Additional Subsidiary Guarantor]

By:

Name:

Title:

[Signature Page – Term Loan Agreement]

Exhibit B
to Term Loan Agreement

Form of Notice of Borrowing

Date: [__________]

To: Oxford Finance LLC and the Lenders referred to below

115 S. Union Street, Suite 300

Alexandria, Virginia 22314

Re: Borrowing under Term Loan Agreement

Ladies and Gentlemen:

The undersigned, Alignment Healthcare USA, LLC, a Delaware limited liability company (“Borrower”), refers to the Term Loan Agreement, dated as of September 2, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, ALIGNMENT HEALTHCARE, INC., a Delaware corporation, ALIGNMENT HEALTHCARE HOLDCO 1, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oxford Finance LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). The terms defined in the Loan Agreement are herein used as therein defined.

Borrower hereby gives you notice irrevocably, pursuant to Section 2.02 of the Loan Agreement, of the borrowing of the Term Loan specified herein:

1. The proposed Borrowing Date (must be a Business Day) is [__________].

2. The amount of the proposed Borrowing is $[__________].

3. The payment instructions with respect to the funds to be made available to Borrower are as follows:

Bank Name:	[_______________]
Bank Address:	[_______________]
Routing Number:	[_______________]
Account Number:	[_______________]
Swift Code:	[_______________]

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Term Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties made by Borrower in Section 7 of the Loan Agreement shall be true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the Borrowing Date and immediately after giving effect to the application of the proceeds of the Borrowing with the same force and effect as if made on and as of such date (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case the representation shall be that they were true and correct in all respects) on such earlier date);

(b) on and as of the Borrowing Date, there shall have occurred no Material Adverse Change since December 31, 2021; [and]

(c) no Default exists or would result from such proposed Borrowing or the application of the proceeds thereof[; and]

[(d) all of the requirements set forth in Section 2.02(b) have been satisfied.]

The undersigned is a Responsible Officer of Borrower.

In Witness Whereof, Borrower has caused this Notice of Borrowing to be duly executed and delivered as of the day and year first above written.

Borrower:

Alignment Healthcare USA, LLC

By:

Name:

Title:

Exhibit C-1

to Term Loan Agreement

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of September 2, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALIGNMENT HEALTHCARE, INC., a Delaware corporation, ALIGNMENT HEALTHCARE HOLDCO 1, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company, Alignment Healthcare USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oxford Finance LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loans(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[Signature follows]

In Witness Whereof, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[Name of Non‑U.S. Lender]

By:

Name:

Title:

Date:

Exhibit C-2

to Term Loan Agreement

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of September 2, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALIGNMENT HEALTHCARE, INC., a Delaware corporation, ALIGNMENT HEALTHCARE HOLDCO 1, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company, Alignment Healthcare USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oxford Finance LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[Signature follows]

In Witness Whereof, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[Name of Non‑U.S. Participant]

By:

Name:

Title:

Date:

Exhibit C-3

to Term Loan Agreement

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of September 2, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALIGNMENT HEALTHCARE, INC., a Delaware corporation, ALIGNMENT HEALTHCARE HOLDCO 1, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company, Alignment Healthcare USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oxford Finance LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[Signature follows]

In Witness Whereof, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[Name of Non‑U.S. Participant]

By:

Name:

Title:

Date:

Exhibit C-4

to Term Loan Agreement

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of September 2, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALIGNMENT HEALTHCARE, INC., a Delaware corporation, ALIGNMENT HEALTHCARE HOLDCO 1, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company, Alignment Healthcare USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oxford Finance LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

Pursuant to the provisions of Section 5.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[Signature follows]

In Witness Whereof, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[Name of Non‑U.S. Lender]

By:

Name:

Title:

Date:

Exhibit D

to Term Loan Agreement

Form of Compliance Certificate

[Date]

This certificate is delivered pursuant to Section 8.01(d) of the Term Loan Agreement, dated as of September 2, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ALIGNMENT HEALTHCARE, INC., a Delaware corporation, ALIGNMENT HEALTHCARE HOLDCO 1, LLC, a Delaware limited liability company, ALIGNMENT HEALTHCARE HOLDCO 2, LLC, a Delaware limited liability company, Alignment Healthcare USA, LLC, a Delaware limited liability company (“Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oxford Finance LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of Borrower for the benefit of the Secured Parties and pursuant to Section 8.01(d) of the Loan Agreement that such Responsible Officer of Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:

In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [__________] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement. Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of the Combined Group as at the dates indicated therein and for the periods indicated therein in accordance with GAAP consistently applied [(subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes)] [which is not subject to any qualification or exception (other than a “going concern” qualification or similar limitation) or any qualification or exception as to the scope of such audit].

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.

No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

In Witness Whereof, the undersigned has executed this certificate on the date first written above.

Alignment Healthcare USA, LLC

By:

Name:

Title:

Annex A to Compliance Certificate

Financial Statements

[see attached]

Annex B to Compliance Certificate

Calculations of Financial Covenant Compliance

I.	Section 10.01: Minimum Liquidity
		Did the Obligors, in the aggregate, maintain at least $23,000,000 in their accounts at the end of each calendar day during [__]?	Yes: In compliance; No: Not in compliance
II.	Section	10.02: Funded Indebtedness to Revenue Ratio

	A.	Funded Indebtedness	$_____________

	B.	Revenues during the twelve-month period	$_____________

	C.	Ratio of II.A. to II.B.	$_____________
		[Is line II.C less than or equal to [___]?	Yes: In compliance; No: Not in compliance]

Exhibit E

to Term Loan Agreement

Form of Landlord Consent

September [•], 2022

OC OET Owner, LLC

c/o The Muller Company

18881 Von Karman Avenue, Suite 400

Irvine, California 92612

Attn: Property Manager

Alignment Healthcare USA, LLC

1100 Town & Country Road, Suite 1600

Orange, California 92869

Attn: Scott Reid

Re: Term Loan Agreement

To whom it may concern:

Oxford Finance LLC, a Delaware limited liability company, as administrative agent and collateral agent (in such capacity, the “Agent”) for the secured lenders party to the Term Loan Agreement (as defined below) from time to time (collectively, the “Secured Parties”) have previously entered or are about to enter into that certain Term Loan Agreement dated as of September 2, 2022 (as amended, restated or otherwise modified from time to time, the “Term Loan Agreement”) with Alignment Healthcare USA, LLC, a Delaware limited liability company (“Tenant”), pursuant to which Tenant has granted to the Secured Parties a security interest in Tenant’s inventory, trade fixtures, equipment and other tangible personal property physically located in the Premises (as defined below) (such property, together with any replacements thereof, being the “Collateral”). All of the Collateral is, or will be, located in certain premises known as Suites 300, 400, 820 and 1600 (collectively, the “Premises”) located in that certain building addressed as 1100 Town & Country Road, Orange, CA 92868 (the “Building”). The Premises are currently being leased to Tenant by OC OET Owner, LLC, a Delaware limited liability company (“Landlord”), as successor in interest to Mullrock Executive Tower Fee, LLC, a Delaware limited liability company, pursuant to that certain Office Lease dated July 16, 2014 (the “Original Lease”), as amended by that certain: (i) Premises Amendment to Lease dated October 15, 2014; (ii) Must‑Take Space Amendment to Lease dated October 15, 2014; (iii) Third Amendment to Office Lease dated July 1, 2015; (iv) Fourth Amendment to Office Lease dated July 21, 2015; (v) Fifth Amendment to Office Lease dated July 31, 2015; and (vi) Sixth Amendment to Office Lease dated May 3, 2017 (the Original Lease, as so amended, the “Lease”). This letter is being sent to Landlord and Tenant because of Landlord’s and Tenant’s interest in the Premises.

By your signature below, Landlord and Tenant agree (and Agent, on behalf of itself and the Secured Parties, shall rely on such agreement) that, during the period that the Secured Parties continue to have a secured interest in the Collateral pursuant to the terms of the Term Loan Agreement: (i) Landlord hereby subordinates any landlord lien rights it may have in and to the Collateral to the interest of the Secured Parties and, in the case of trade fixtures, waives any claim that the same are part of the Building by virtue of being affixed thereto; (ii) Agent (on behalf of the Secured Parties), and its employees and agents, shall, during the term of the Lease, have the right, from time to time, upon reasonable notice to Landlord and Tenant, to enter upon the Premises for the purpose of inspecting the Collateral; and (iii) Agent (on behalf of the Secured Parties) and its employees and agents shall during the term of the Lease, have the right, to the extent permitted under the Term Loan Agreement, and after reasonable prior notice to Landlord and Tenant, to enter upon the Premises and promptly remove the Collateral from the Premises, provided that Agent (on behalf of the Secured Parties) promptly repairs any damage caused by such removal.

In addition to the rights set forth above, provided the Secured Parties still have a secured interest in the Collateral, Agent (on behalf of the Secured Parties) shall have the right and license to enter and occupy the Premises, for the purposes described in clause (iii) hereinabove, for an actual occupancy period of up to thirty (30) days (at Agent’s sole discretion, on behalf of the Secured Parties) (such period referred to herein as the “Recovery Period”) following the date (the “Recovery Period Commencement Date”) upon which the earlier of the following occurs: (i) the delivery of a notice of termination of the Lease to Agent by Landlord; and (ii) the abandonment or surrender of the Premises by Tenant, whether voluntary or involuntary. As a condition to such occupancy, Agent (on behalf of the Secured Parties) shall deliver to Landlord written notice within five (5) days after the Recovery Period Commencement Date specifying the length of the Recovery Period (which in no case shall be longer than thirty (30) days after the Recovery Period Commencement Date). Agent (on behalf of the Secured Parties) shall pay Landlord, for each day of the Recovery Period specified in the written notice delivered by Agent (on behalf of the Secured Parties) to Landlord: (A) base rent equal to the base rent payable by Tenant for the Premises immediately prior to the commencement of the Recovery Period; (B) Tenant’s pro-rata share of operating expenses, tax expenses and utilities costs payable under the Lease; and (C) all other additional rent payable under the Lease. Agent (on behalf of the Secured Parties) shall promptly repair any damage caused by the removal of the Collateral under this Paragraph.

Landlord shall endeavor to deliver to Agent, at Agent’s address set forth below, (i) written notice of any early termination of the Lease by Landlord or any abandonment or surrender of the Premises by Tenant within two (2) Business Days of such early termination, abandonment, or surrender (as the case may be), and (ii) copies of all breach, default, noncompliance or termination notices delivered to Tenant pursuant to the Lease simultaneously with the delivery thereof to Tenant; provided that Landlord’s failure to timely deliver any such notice to Agent shall not affect or impair any of Landlord’s rights or remedies under the Lease or any of Tenant’s obligations under the Lease. In connection with clause (ii) hereinabove, Agent (on behalf of the Secured Parties) shall have the right to cure any default by Tenant under the Lease within the applicable notice and cure periods set forth in the Lease.

Agent (on behalf of the Secured Parties) and Tenant agree to reimburse Landlord for, and to indemnify, defend, protect and hold Landlord harmless from and against, any and all losses, expenses, damages and claims actually incurred by Landlord or caused to the Premises by Agent (on behalf of the Secured Parties) and/or its employees or agents, during any such entry upon and/or removal pursuant to the terms of this letter agreement (including, without limitation, any losses, expenses, claims and damages resulting from Agent’s failure to repair any damage to the Premises resulting from any such removal).

Any notices required or desired to be given hereunder shall be in writing, sent by certified mail, return receipt requested or by telecopy, to the respective parties and the addresses set forth on the signature page or at such other address as the receiving party shall designate in writing.

This letter may be executed in any number of counterparts, and may be executed by telecopy transmission or by email of a counterpart hereof in .pdf format, and all such signatures shall be treated as originals.

The agreements contained in this letter may not be modified or terminated orally. This letter agreement shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto.

We appreciate your cooperation in this matter of mutual interest.

[Signatures Follow on Next Pages]

Agent:

Oxford Finance LLC, a Delaware limited liability company (for itself and on behalf of the Secured Parties)

By:

Name:

Title:

Address for Notices:

115 S. Union Street, Suite 300

Alexandria, Virginia 22314

Attn: ___________________

Tel.: (___) ___‑_____

Fax: (___) ___‑_____

Email: ___________________

Agreed and Accepted by:

Landlord:

OC OET Owner, LLC, a Delaware

limited liability company

By:

Name:

Title:

Address:

c/o The Muller Company

18881 Von Karman Avenue

Suite 400

Irvine, CA 92612

Attn: ________________________

Agreed and Accepted by:

Tenant:

Alignment Healthcare USA, LLC,

a Delaware limited liability company

By:

Name:

Title:

Address:

Alignment Healthcare USA, LLC

1100 Town & Country Road

Suite 1600

Orange, CA 92868

Attn: ________________________

Schedule 3.01(a) – Applicable Amortization Percentage

Payment Date	Amortization Percentage	Dollar Amount
January 1, 2025	0.25%	$412,500.00
April 1, 2025	0.25%	$412,500.00
July 1, 2025	0.25%	$412,500.00
October 1, 2025	0.25%	$412,500.00
January 1, 2026	0.25%	$412,500.00
April 1, 2026	0.25%	$412,500.00
July 1, 2026	0.25%	$412,500.00
October 1, 2026	0.25%	$412,500.00
January 1, 2027	0.25%	$412,500.00
April 1, 2027	0.25%	$412,500.00
July 1, 2027	0.25%	$412,500.00
Maturity Date	--	All principal outstanding